EXHIBIT 10.1

AMENDMENT NO. 17 TO FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

AND

REAFFIRMATION OF PERFORMANCE UNDERTAKING

This Amendment No. 17 to Fifth Amended and Restated Receivables Purchase Agreement (this “Amendment”) is entered into as of March 8, 2013, among Dairy Group Receivables, L.P., a Delaware limited partnership (“Dairy Group”) and Dairy Group Receivables II, L.P., a Delaware limited partnership (“Dairy Group II” and, together with Dairy Group, the “Sellers” and each, a “Seller”), each of the parties listed on the signature pages hereof as a Servicer (each, a “Servicer” and collectively, the “Servicers”), each of the parties listed on the signature pages hereof as a Financial Institution (each, a “Financial Institution” and collectively, the “Financial Institutions”), each of the parties listed on the signature pages hereof as a Company (each, a “Company” and collectively, the “Companies”), JPMorgan Chase Bank, N.A., as Agent (the “Agent”), PNC Bank, National Association, as LC Bank, and Dean Foods Company, as Provider (“Provider”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Fifth Amended and Restated Receivables Purchase Agreement, dated as of April 2, 2007, among the Sellers, the Servicers party thereto, the Financial Institutions, the Companies and the Agent (as last amended by Amendment No. 16 thereto, dated as of December 19, 2012, the “Existing Agreement,” and as further amended from time to time, the “Receivables Purchase Agreement.”

R E C I T A L S:

WHEREAS, in connection with the Receivables Purchase Agreement, Provider entered into each of (i) that certain Third Amended and Restated Performance Undertaking, dated as of March 30, 2004, in favor of Dairy Group and (ii) that certain Second Amended and Restated Performance Undertaking, dated as of March 30, 2004, in favor of Dairy Group II (collectively, the “Performance Undertakings”);

WHEREAS, the Sellers, the Servicers, the Companies, the Financial Institutions and the Agent desire to amend the Receivables Purchase Agreement and Provider desires to reaffirm its obligations under the Performance Undertakings, all as more fully described herein.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendment to Receivables Purchase Agreement. Subject to the terms and conditions set forth herein and upon satisfaction of the conditions precedent set forth in Section 5 hereof, the Receivables Purchase Agreement is hereby amended as shown on Exhibit A hereto, with deletions indicated by strike-through text and with additions indicated by double-underlined text.

Section 2. Reaffirmation of Performance Guaranty. Provider acknowledges the amendments to the Receivables Purchase Agreement effected hereby and reaffirms that its obligations under each of the Performance Undertakings and each other Transaction Document to which it is a party continue in full force and effect with respect to the Receivables Purchase Agreement.

AMENDMENT NO. 17 TO FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

AND REAFFIRMATION OF PERFORMANCE UNDERTAKING

Section 3. Collection Account Agreements. No later than fifteen (15) days after the date hereof, the Sellers shall execute and deliver to the Agent amendments to Collection Account Agreements with such Collection Account Banks as requested by the Agent, in form and substance reasonably satisfactory to the Agent.

Section 4. Acknowledgement and Consent. The Agent, the LC Bank and the Purchasers (including in their capacities as LC Participants) hereby acknowledge the merger of Dean Foods Southern California, LLC into Alta-Dena Certified Dairy, LLC, as of December 31, 2012, and hereby consent to such merger.

Section 5. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions precedent:

(a) Amendment and Fee Letter. The Agent shall have received, on or before the date hereof, executed counterparts of (i) this Amendment and (ii) that certain Second Amended and Restated Master Fee Letter dated as of the date hereof among the Sellers, the Purchasers and the Agent, duly executed by each of the parties hereto or thereto.

(b) Representations and Warranties. As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties contained in the Receivables Purchase Agreement and in each other Transaction Document shall be true and correct as though made on and as of the date hereof (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such).

(c) No Amortization Event or Potential Amortization Event. As of the date hereof, both before and after giving effect to this Amendment, no Amortization Event or Potential Amortization Event shall have occurred and be continuing (and by its execution hereof, each Seller Party shall be deemed to have represented and warranted such).

Section 6. Miscellaneous.

(a) Effect; Ratification. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Receivables Purchase Agreement or of any other instrument or agreement referred to therein; or (ii) prejudice any right or remedy which the Companies, the Financial Institutions or the Agent may now have or may have in the future under or in connection with the Receivables Purchase Agreement or any other instrument or agreement referred to therein. Each reference in the Receivables Purchase Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the “Receivables Purchase Agreement” or to the “Purchase Agreement” or to the Receivables

2

AMENDMENT NO. 17 TO FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

AND REAFFIRMATION OF PERFORMANCE UNDERTAKING

Purchase Agreement shall mean the Receivables Purchase Agreement, as amended hereby. This Amendment shall be construed in connection with and as part of the Receivables Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Receivables Purchase Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b) Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Receivables Purchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c) Costs, Fees and Expenses. Each Seller agrees to reimburse the Agent and the Purchasers upon demand for all costs, fees and expenses (including the reasonable fees and expenses of Sidley Austin LLP, counsel to the Agent and the Purchasers and the cost of rating the Commercial Paper by independent financial rating agencies) incurred in connection with the preparation, execution and delivery of this Amendment.

(d) Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(e) Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(f) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

(Signature Pages Follow)

3

AMENDMENT NO. 17 TO FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

AND REAFFIRMATION OF PERFORMANCE UNDERTAKING

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

DAIRY GROUP RECEIVABLES, L.P.,
as a Seller

By:	Dairy Group Receivables GP, LLC
Its:	General Partner

DAIRY GROUP II RECEIVABLES II, L.P., as a Seller

By:	Dairy Group Receivables GP II, LLC
Its:	General Partner

By:	/s/ Tim Smith
Name:	Tim Smith
Title:	President and Treasurer

AMENDMENT NO. 17 TO FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

AND REAFFIRMATION OF PERFORMANCE UNDERTAKING

CHARIOT FUNDING LLC,
as a Company

By:	JPMorgan Chase Bank, N.A.
Its:	Attorney-In-Fact

By:	/s/ Joel Gedroic
Name:	Joel Gedroic
Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as a Financial Institution, LC Participant and as Agent

By:	/s/ Joel Gedroic
Name:	Joel Gedroic
Title:	Executive Director

AMENDMENT NO. 17 TO FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

AND REAFFIRMATION OF PERFORMANCE UNDERTAKING

NIEUW AMSTERDAM RECEIVABLES CORPORATION,
as a Company

By:	/s/ Damian A. Perez
Name:	Damian A. Perez
Title:	Vice President

COOPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A.
“Rabobank International”, New York Branch, as a Financial Institution and LC
Participant

By:	/s/ Christopher Lew
Name:	Christopher Lew
Title:	Vice President

By:	/s/ Dana Hartman
Name:	Dana Hartman
Title:	Executive Director

AMENDMENT NO. 17 TO FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

AND REAFFIRMATION OF PERFORMANCE UNDERTAKING

SUNTRUST BANK,
as a Company, Financial Institution, LC Participant and as SunTrust Company Agent

By:	/s/ Emily Shields
Name:	Emily Shields
Title:	Vice President

AMENDMENT NO. 17 TO FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

AND REAFFIRMATION OF PERFORMANCE UNDERTAKING

MARKET STREET FUNDING LLC,
as a Company

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Financial Institution, LC Participant and LC Bank

By:	/s/ William P. Falcon
Name:	William P. Falcon
Title:	Senior Vice President

AMENDMENT NO. 17 TO FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

AND REAFFIRMATION OF PERFORMANCE UNDERTAKING

DEAN FOODS COMPANY,
as Provider

By:	/s/ Tim Smith
Name:	Tim Smith
Title:	Senior Vice President and Treasurer

DEAN DAIRY HOLDINGS, LLC, as a Servicer
SUIZA DAIRY GROUP, LLC, as a Servicer

By:	/s/ Tim Smith
Name:	Tim Smith
Title:	Senior Vice President and Treasurer

ALTA-DENA CERTIFIED DAIRY, LLC, as a Servicer

BERKELEY FARMS, LLC, as a Servicer

COUNTRY FRESH, LLC, as a Servicer

DEAN EAST, LLC, as a Servicer

DEAN EAST II, LLC, as a Servicer

DEAN FOODS NORTH CENTRAL, LLC, as a Servicer

DEAN WEST, LLC, as a Servicer

DEAN WEST II, LLC, as a Servicer

GANDY’S DAIRIES, LLC, as a Servicer

GARELICK FARMS, LLC, as a Servicer

By:	/s/ Tim Smith
Name:	Tim Smith
Title:	Senior Vice President and Treasurer

AMENDMENT NO. 17 TO FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

AND REAFFIRMATION OF PERFORMANCE UNDERTAKING

LAND-O-SUN DAIRIES, LLC, as a Servicer

MAYFIELD DAIRY FARMS, LLC, as a Servicer

MIDWEST ICE CREAM COMPANY, LLC, as a Servicer

MODEL DAIRY, LLC, as a Servicer

REITER DAIRY, LLC, as a Servicer

SHENANDOAH’S PRIDE, LLC, as a Servicer

SOUTHERN FOODS GROUP, LLC, as a Servicer

SUIZA DAIRY GROUP, LLC, as a Servicer

TUSCAN/LEHIGH DAIRIES, INC., as a Servicer

VERIFINE DAIRY PRODUCTS OF SHEBOYGAN, LLC,

as a Servicer

By:	/s/ Tim Smith
Name:	Tim Smith
Title:	Senior Vice President and Treasurer

EXHIBIT A

AMENDED RECEIVABLES PURCHASE AGREEMENT

[Attached]

Exhibit A

Composite Copy of RPA

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

dated as of April 2, 2007

(Composite Copy Through Amendment No. ~~15,~~16, Dated As Of ~~October 31,~~December 19, 2012

With Amendments under Amendment No. ~~16~~17)*

Among

DAIRY GROUP RECEIVABLES, L.P., as a Seller,

DAIRY GROUP RECEIVABLES II, L.P., as a Seller,

THE SERVICERS,

THE COMPANIES,

THE FINANCIAL INSTITUTIONS

and

JPMORGAN CHASE BANK, N.A.

(successor by merger to Bank One, NA (Main Office Chicago)),

as Agent

*THIS COMPOSITE CONFORMED COPY HAS BEEN PREPARED USING EXECUTED COPIES OF THE RECEIVABLES PURCHASE AGREEMENT AND THE AMENDMENTS THERETO AND HAS BEEN PREPARED FOR CONVENIENCE OF REFERENCE ONLY. AS SUCH, IT IS NOT TO BE RELIED UPON FOR ANY ULTIMATE DETERMINATION OF THE SUBSTANTIVE PROVISIONS OF THE RECEIVABLES PURCHASE AGREEMENT OR THE AMENDMENTS THERETO, REFERENCE TO WHICH IS MADE FOR A STATEMENT OF THE TERMS AND PROVISIONS THEREOF.

TABLE OF CONTENTS

		Page
ARTICLE I
PURCHASE ARRANGEMENTS

Section 1.1	Purchase Facility	2
Section 1.2	Increases	4
Section 1.3	Decreases	5
Section 1.4	Payment Requirements	~~5~~6
Section 1.5	Obligations Several	6
Section 1.6	Letters of Credit	6
Section 1.7	Issuance of Letters of Credit; Participations	7
Section 1.8	Requirements for Issuance of Letters of Credit	8
Section 1.9	Disbursements, Reimbursement	8
Section 1.10	LC Collateral Account	9
Section 1.11	Repayment of Participation Advances	10
Section 1.12	Documentation	11
Section 1.13	Determination to Honor Drawing Request	11
Section 1.14	Nature of Participation and Reimbursement Obligations	11
Section 1.15	Indemnity	13
Section 1.16	Liability for Acts and Omissions.	13
Section 1.17	Intended Tax Treatment	~~14~~15

ARTICLE II
PAYMENTS AND COLLECTIONS

Section 2.1	Payments	15
Section 2.2	Collections Prior to Amortization	15
Section 2.3	Collections Following Amortization	17
Section 2.4	Application of Collections	17
Section 2.5	Payment Rescission	18
Section 2.6	Maximum Purchaser Interests	18
Section 2.7	Clean Up Call	~~18~~19

ARTICLE III
COMPANY FUNDING

Section 3.1	CP Costs	19
Section 3.2	CP Costs Payments	19
Section 3.3	Calculation of Pool Company Costs	19
Section 3.4	Selection and Calculation of CP (Tranche) Accrual Periods	20

i

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

ARTICLE IV
FINANCIAL INSTITUTION FUNDING

Section 4.1	Financial Institution Funding	20
Section 4.2	Yield Payments	~~20~~21
Section 4.3	Selection and Continuation of Tranche Periods	21
Section 4.4	Financial Institution Discount Rates	~~21~~22
Section 4.5	Suspension of the LIBO Rate	22
Section 4.6	Term-out Period Accounts	~~22~~23

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1	Representations and Warranties of the Seller Parties	25
Section 5.2	Financial Institution Representations and Warranties	30

ARTICLE VI
CONDITIONS OF PURCHASES

Section 6.1	Conditions Precedent to Initial Incremental Purchase	31
Section 6.2	Conditions Precedent to All Purchases and Reinvestments	31

ARTICLE VII
COVENANTS

Section 7.1	Affirmative Covenants of the Seller Parties	32
Section 7.2	Negative Covenants of The Seller Parties	41

ARTICLE VIII
ADMINISTRATION AND COLLECTION

Section 8.1	Designation of Servicers	43
Section 8.2	Duties of Servicer	~~43~~44
Section 8.3	Collection Notices	46
Section 8.4	Responsibilities of the Sellers	~~45~~46
Section 8.5	Reports	46
Section 8.6	Servicing Fees	46

ARTICLE IX
AMORTIZATION EVENTS

Section 9.1	Amortization Events	47
Section 9.2	Remedies	50

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

ARTICLE X
INDEMNIFICATION

Section 10.1	Indemnities by the Seller Parties	51
Section 10.2	Increased Cost and Reduced Return	54
Section 10.3	Other Costs and Expenses	56
Section 10.4	Allocations	~~55~~56
Section 10.5	Accounting Based Consolidation Event	56
Section 10.6	Required Ratings	~~56~~57

ARTICLE XI
THE AGENT

Section 11.1	Authorization and Action	57
Section 11.2	Delegation of Duties	~~57~~58
Section 11.3	Exculpatory Provisions	~~57~~58
Section 11.4	Reliance by Agent	58
Section 11.5	Non-Reliance on Agent and Other Purchasers	~~58~~59
Section 11.6	Reimbursement and Indemnification	~~58~~59
Section 11.7	Agent in Its Individual Capacity	59
Section 11.8	Successor Agent	60

ARTICLE XII
ASSIGNMENTS; PARTICIPATIONS

Section 12.1	Assignments	~~59~~60
Section 12.2	Participations	61
Section 12.3	Federal Reserve	~~61~~62
Section 12.4	Replacement of Purchaser Groups	62

ARTICLE XIII
INTENTIONALLY OMITTED

ARTICLE XIV
MISCELLANEOUS

Section 14.1	Waivers and Amendments	~~61~~62
Section 14.2	Notices	~~63~~64
Section 14.3	Ratable Payments	~~63~~64
Section 14.4	Protection of Ownership Interests of the Purchasers	~~63~~64
Section 14.5	Confidentiality	~~64~~65
Section 14.6	Bankruptcy Petition	~~65~~66
Section 14.7	Limitation of Liability	~~65~~66
Section 14.8	CHOICE OF LAW	~~65~~67
Section 14.9	CONSENT TO JURISDICTION	~~66~~67
Section 14.10	WAIVER OF JURY TRIAL	~~66~~67

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

Section 14.11	Integration; Binding Effect; Survival of Terms	~~66~~67
Section 14.12	Counterparts; Severability; Section References	~~67~~68
Section 14.13	JPMorgan Roles	~~67~~68
Section 14.14	Characterization	~~67~~68
Section 14.15	Withholding	~~68~~69
Section 14.16	[Intentionally Omitted]	~~68~~69
Section 14.17	Confirmation and Ratification of Terms	~~68~~69
Section 14.18	Excess Funds	~~69~~70
Section 14.19	Administrative Seller	~~69~~70
Section 14.20	Joint and Several	~~69~~70

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

Exhibits and Schedules

Exhibit I	Definitions

Exhibit II	Form of Purchase Notice

Exhibit III	Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)

Exhibit IV	Names of Collection Banks; Collection Accounts

Exhibit V	Form of Compliance Certificate

Exhibit VI	Form of Collection Account Agreement

Exhibit VII	Form of Assignment Agreement

Exhibit VIII	Credit and Collection Policies

Exhibit IX	Form of Letter of Credit Application

Exhibit X	Form of Monthly Report

Exhibit XI	Form of Performance Undertaking

Schedule A	Commitments

Schedule B	Closing Documents

Schedule C	Servicers

Schedule D	Originators

Schedule E	Notice Addresses

Schedule F	Top Twenty-Five Obligors

Schedule G	[Reserved]

Schedule H	[Reserved]

v

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

This Fifth Amended and Restated Receivables Purchase Agreement, dated as of April 2, 2007, is among Dairy Group Receivables, L.P., a Delaware limited partnership (“Dairy Group”), Dairy Group Receivables II, L.P., a Delaware limited partnership (“Dairy Group II” and, together with Dairy Group, the “Sellers” and each a “Seller”), each of the parties listed on the signature pages hereof as a Servicer (the Servicers, together with the Sellers, the “Seller Parties,” and each a “Seller Party”), the entities listed on Schedule A to this Agreement under the heading “Financial Institution” (together with any of their respective successors and assigns hereunder, the “Financial Institutions”), the entities listed on Schedule A to this Agreement under the heading “Company” (together with any of their respective successors and assigns hereunder, the “Companies”), PNC Bank, National Association, as issuer of Letters of Credit (together with its successors and assigns hereunder, the “LC Bank”), and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

WHEREAS, certain Seller Parties, certain Financial Institutions, certain Companies and the Agent are parties to that certain Receivables Purchase Agreement, dated as of June 30, 2000, as amended and restated by that certain Amended and Restated Receivables Purchase Agreement, dated as of December 21, 2001, as further amended and restated by that certain Second Amended and Restated Receivables Purchase Agreement, dated as of May 15, 2002 and effective for all purposes as of March 31, 2002, as further amended and restated by that certain Third Amended and Restated Receivables Purchase Agreement, dated as of November 20, 2003, and as further amended and restated by that certain Fourth Amended and Restated Receivables Purchase Agreement, dated as of March 30, 2004, as amended by Amendment No. 1 thereto, dated as of April 5, 2004, as further amended by Amendment No. 2 thereto, dated as of June 3, 2004, as further amended by Amendment No. 3 thereto, dated as of August 13, 2004, as further amended by Amendment No. 4 thereto, dated as of November 18, 2004, as further amended by Amendment No. 5 thereto, dated as of January 3, 2005, as further amended by Amendment No. 6 thereto, dated as of May 27, 2005, as further amended by Amendment No. 7 thereto, dated as of April 1, 2005, as further amended by Amendment No. 8 thereto, dated as of November 17, 2005, as further amended by Amendment No. 9 thereto, dated as of April 27, 2006, as further amended by Amendment No. 10 thereto, dated as of July 31, 2006, and as further amended by Amendment No. 11 thereto, dated as of November 16, 2006 (such agreement, as so amended and restated and amended, the “Original Agreement”).

WHEREAS, Dairy Group and Dairy Group II desire to continue to transfer and assign Purchaser Interests to the Purchasers from time to time.

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

WHEREAS, each Company may, in its absolute and sole discretion, purchase the Purchaser Interests from the Sellers from time to time.

WHEREAS, in the event that any Company declines to make any purchase, such Company’s Related Financial Institutions shall, at the request of the Administrative Seller, purchase Purchaser Interests that such Company declined to purchase from time to time.

WHEREAS, JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)) has been requested and is willing to act as Agent on behalf of the Companies and the Financial Institutions in accordance with the terms hereof.

WHEREAS, the parties hereto now desire to amend and restate the Original Agreement in its entirety to read as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that, subject to satisfaction of the conditions precedent set forth in Section 6.1 hereof, the Original Agreement is hereby amended and restated in its entirety to read as follows:

ARTICLE I

PURCHASE ARRANGEMENTS

Section 1.1 Purchase Facility.

(a) Upon the terms and subject to the conditions hereof, each Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, each Company may, at its option, instruct the Agent to purchase on behalf of such Company, or if any Company shall decline to purchase, the Agent shall purchase, on behalf of such declining Company’s Related Financial Institutions, Purchaser Interests from time to time in an amount not to exceed in the aggregate for all Sellers at such time (i) in the case of each Company and its Related Financial Institutions, the Company’s Company Purchase Limit and (ii) in the aggregate, the lesser of (A) the Purchase Limit and (B) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility Termination Date.

(b) Upon the terms and subject to the conditions hereof, each Seller may, at its option, request that the LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof. In accordance with the terms and conditions set forth herein, the LC Bank hereby agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make Participation Advances in connection with any draws under such Letters of Credit equal to such LC Participant’s LC Share of such draws), undivided percentage ownership interests with regard to the Purchaser Interests from the Sellers from time to time from the date hereof to but not including the Facility Termination Date.

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

(c) Notwithstanding anything set forth in this Agreement to the contrary, under no circumstances shall any Purchaser be obligated to make any purchase or reinvestment (including, without limitation, any Purchases deemed to have been requested by the Sellers pursuant to Section 1.1(d)) or issue any Letters of Credit hereunder, as applicable, if after giving effect to such Purchase:

(i) Any event has occurred and is continuing, or would result from such purchase, issuance or reinvestment, that constitutes an Amortization Event or a Potential Amortization Event;

(ii) The Group Capital of such Purchaser’s Purchaser Group would exceed such Purchaser Group’s Group Capital Limit;

(iii) The Aggregate Capital plus the LC Participation Amount would exceed the Purchase Limit;

(iv) The LC Participation Amount would exceed the lesser of (A) the aggregate of the Maximum Available LC Commitments of the LC Participants and (B) the Maximum LC Amount; or

(v) The Purchaser Interests would exceed the Maximum Purchaser Interest Percentage.

The Sellers may, subject to this Section 1.1(c) and the other requirements and conditions herein, use the proceeds of any purchase by the Purchasers hereunder to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the outstanding amounts funded by the LC Bank and each such LC Participant) pursuant to Section 1.9 below.

(d) In the event any Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit on the applicable Drawing Date (out of its own funds available therefor) pursuant to Section 1.9, then such Seller shall, automatically (and without the requirement of any further action on the part of any Person hereunder), be deemed to have requested an Incremental Purchase from the Purchasers, on the terms and subject to the conditions hereof, in an amount equal to the amount of such Reimbursement Obligation at such time. Subject to the limitations on funding set forth in Section 1.1(c) above and the other requirements and conditions herein, the Companies may, or if any Company shall decline to purchase, its Related Financial Institutions shall, fund such deemed purchase request and deliver the proceeds thereof directly to the Agent to be immediately distributed (ratably) to the LC Bank and the applicable LC Participants in satisfaction of such Seller’s Reimbursement Obligation pursuant to Section 1.9 and Section 1.11 below, to the extent of amounts permitted to be funded by such Companies or Related Financial Institutions, as applicable, at such time, hereunder.

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

(e) The Administrative Seller may, upon at least 10 Business Days’ notice to the Agent, each Company and each Financial Institution, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit (but not below the amount that would cause the Aggregate Capital plus the LC Participation Amount to exceed the Purchase Limit or would cause the Group Capital of any Purchaser Group to exceed its Group Capital Limit, in each case after giving effect to such reduction); provided that (i) any such notice shall be irrevocable, (ii) each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof and (iii) the aggregate of the Company Purchase Limits for all of the Companies shall also be terminated in whole or reduced in part, ratably among the Companies, by an amount equal to such termination or reduction in the Purchase Limit. In addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder, in the case of a termination of this Agreement or the Purchase Limit in whole, no such termination or reduction shall be effective unless and until the amount on deposit in the LC Collateral Account is at least equal to the then outstanding LC Participation Amount.

(f) Notwithstanding that SunTrust is a Company hereunder, SunTrust will not fund its purchase of its Purchaser Interests through the issuance of Commercial Paper and shall accordingly accrue Yield with respect to its Purchaser Interests.

Section 1.2 Increases.

The Administrative Seller shall provide the Agent with at least two Business Days’ prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”) to be made by a Seller. Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, (i) shall be irrevocable and shall specify the requested Purchase Price (which, in the case of the initial Incremental Purchase hereunder shall not be less than $10,000,000 and in the case of subsequent Incremental Purchases shall not be less than $1,000,000), (ii) the date of purchase (which, in the case of Incremental Purchases after the initial Incremental Purchase hereunder, shall not exceed four per calendar month), (iii) in the case of an Incremental Purchase to be funded by any of the Financial Institutions, the requested Discount Rate and Tranche Period and (iv) in the case of an Incremental Purchase to be funded by any Pool Company (other than an Incremental Purchase funded by such Pool Company substantially with Pooled Commercial Paper), the requested CP (Tranche) Accrual Period. Following receipt of a Purchase Notice, the Agent will promptly notify each Company of such Purchase Notice and the Agent will identify the Companies that agree to make the purchase. If any Company declines to make a proposed purchase, the Administrative Seller may cancel the Purchase Notice as to all Purchasers no later than 2:00 p.m. (Chicago time) on the Business Day immediately prior to the date of purchase specified in the Purchase Notice or, in the absence of such a cancellation, the Incremental

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Purchase of the Purchaser Interest, which such Company has declined to purchase, will be made by such declining Company’s Related Financial Institutions in accordance with the rest of this Section 1.2. If the proposed Incremental Purchase or any portion thereof is to be made by any of the Financial Institutions, the Agent shall send notice of the proposed Incremental Purchase to the applicable Financial Institutions concurrently by telecopier, telex or cable specifying (i) the date of such Incremental Purchase, which date must be at least one Business Day after such notice is received by the applicable Financial Institutions, (ii) each Financial Institution’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions in such Financial Institution’s Purchaser Group are then purchasing and (iii) the requested Discount Rate and Tranche Period. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI and the conditions set forth in this Section 1.2, the Companies and/or the Financial Institutions, as applicable, shall use their reasonable best efforts to deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), and in any event no later than 2:00 pm (Chicago time), an amount equal to (i) in the case of a Company that has agreed to make such Incremental Purchase, such Company’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests of such Incremental Purchase or (ii) in the case of a Financial Institution, such Financial Institution’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions in such Financial Institution’s Purchaser Group are then purchasing. Each Financial Institution’s Commitment hereunder shall be limited to purchasing Purchaser Interests that the Company in such Financial Institution’s Purchaser Group has declined to purchase.

Section 1.3 Decreases. The Administrative Seller shall provide the Agent with an irrevocable prior written notice in conformity with the Required Notice Period (a “Reduction Notice”) of any proposed reduction of Aggregate Capital from Collections and the Agent will promptly notify each Purchaser of such Reduction Notice after Agent’s receipt thereof. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced that shall be applied ratably to the Purchaser Interests of the Companies and the Financial Institutions in accordance with the amount of Capital (if any) owing to the Companies (ratably to each Company, based on the ratio of such Company’s Capital at such time to the aggregate Capital of all the Companies at such time), on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably to each Financial Institution, based on the ratio of such Financial Institution’s Capital at such time to the aggregate Capital of all of the Financial Institutions at such time), on the other hand (the “Aggregate Reduction”). Only one (1) Reduction Notice shall be outstanding at any time. Concurrently with any reduction of Aggregate Capital pursuant to this Section, the Sellers shall pay to the Agent, for distribution to the applicable Purchasers, all Broken Funding Costs arising as a result of such reduction. Without the prior written consent of the Agent, no Aggregate Reduction will be made (x) following the occurrence of the Amortization Date or (y) at any time any Reimbursement Obligations remain outstanding on any Letters of Credit.

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Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement or any other Transaction Documents shall be paid or deposited in immediately available funds in accordance with the terms hereof. Such Seller Party shall use its reasonable best efforts to pay or deposit all such amounts no later than 12:00 noon (Chicago time) on the day when due. Any such payment or deposit not received by 1:00 pm (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser, they shall be paid to the Agent for distribution to such Purchaser at the “Payment Address” specified for such Purchaser on Schedule A or such other address specified in writing to the Agent. If such amounts are payable to the Agent, they shall be paid to the Agent at 10 S. Dearborn, Chicago, Illinois 60603 until otherwise notified by the Agent. Upon notice to the Administrative Seller, the Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of Yield, per annum fees or discount calculated as part of any CP Costs, per annum fees hereunder and per annum fees under any Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder or under any other Transaction Document shall be payable on a day that is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Section 1.5 Obligations Several. Each Financial Institution’s and LC Participant’s obligation shall be several, such that the failure of any Financial Institution or LC Participant to make available to any Seller any funds in connection with any purchase hereunder or drawing under any Letter of Credit hereunder, as the case may be, shall not relieve any other Financial Institution or LC Participant of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Financial Institution or LC Participant shall be responsible for the failure of any other Financial Institution or LC Participant to make funds available in connection with any purchase.

Section 1.6 Letters of Credit. Subject to the terms and conditions hereof, the LC Bank shall issue or cause the issuance of Letters of Credit on behalf of the Sellers (and, if applicable, on behalf of, or for the account of, related Originators or Affiliates thereof in favor of such beneficiaries as such Originators or Affiliates may elect with the consent of the applicable Seller); provided, however, that the LC Bank will not be required to issue or cause to be issued any Letters of Credit to the extent that after giving effect thereto the issuance of such Letters of Credit would then cause (a) the sum of (i) the Aggregate Capital plus (ii) the LC Participation Amount to exceed the Purchase Limit or (b) the LC Participation Amount to exceed the aggregate of the Commitments of the LC Participants (other than LC Participants who are Defaulting Purchasers). All amounts drawn upon Letters of Credit shall accrue Yield for each day such drawn amounts shall have not been reimbursed in the same manner that Yield accrues for Financial Institutions in accordance with Article IV.

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Section 1.7 Issuance of Letters of Credit; Participations.

(a) Each Seller may request the LC Bank, upon two Business Days’ prior written notice submitted on or before 11:00 am (Chicago time), to issue a Letter of Credit by delivering to the LC Bank (with a copy to the Agent), the LC Bank’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Exhibit IX attached hereto and a Purchase Notice, substantially in the form of Exhibit II hereto, in each case completed to the satisfaction of the LC Bank; and, such other certificates, documents and other papers and information as the LC Bank may reasonably request. Each Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the LC Bank upon any amendment or extension of any Letter of Credit.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Facility Termination Date. The terms of each Letter of Credit may include customary “evergreen” provisions providing that such Letter of Credit’s expiry date shall automatically be extended for additional periods not to exceed twelve (12) months unless, not less than thirty (30) days (or such longer period as may be specified in such Letter of Credit) (the “Notice Date”) prior to the applicable expiry date, the LC Bank delivers written notice to the beneficiary thereof declining such extension; provided, however, that if (x) any such extension would cause the expiry date of such Letter of Credit to occur after the date that is twelve (12) months after the Facility Termination Date or (y) the LC Bank determines that any condition precedent (including, without limitation, those set forth in Section 1.1(c), Article VI or Schedule B) to issuing such Letter of Credit hereunder (as if such Letter of Credit were then being first issued) are not satisfied (other than any such condition requiring the Administrative Seller or the related Seller to submit a Purchase Notice or Letter of Credit Application in respect thereof), then the LC Bank, in the case of clause (x) above, may (or, at the written direction of any LC Participant, shall) or, in the case of clause (y) above, shall, use reasonable efforts in accordance with (and to the extent permitted by) the terms of such Letter of Credit to prevent the extension of such expiry date (including notifying the related Seller and the beneficiary of such Letter of Credit in writing prior to the Notice Date that such expiry date will not be so extended). Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank.

(c) The LC Bank shall promptly notify the Agent and each LC Participant, at such Person’s address for notices hereunder, of the request by a Seller for a Letter of Credit hereunder, and shall provide the Agent and the LC Participants with the Letter of Credit Application and Purchase Notice delivered by such Seller pursuant to paragraph (a), above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 11:00 am (Chicago time) on such day, on the next Business Day.

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(d) Immediately upon the issuance by the LC Bank of any Letter of Credit (or any amendment to a Letter of Credit increasing the amount thereof), the LC Bank shall be deemed to have sold and transferred to each LC Participant, and each LC Participant shall be deemed irrevocably and unconditionally to have purchased and received from the LC Bank, without recourse or warranty, an undivided interest and participation, to the extent of such LC Participant’s LC Share, in such Letter of Credit, each drawing made thereunder and the obligations of the related Seller hereunder with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or LC Shares of the LC Participants pursuant to this Agreement, it is hereby agreed that, with respect to all outstanding Letters of Credit and unreimbursed drawings thereunder, there shall be an automatic adjustment to the participations pursuant to this clause (d) to reflect the new LC Shares of the assignor and assignee LC Participant or of all LC Participants with Commitments, as the case may be. In the event that the LC Bank makes any payment under any Letter of Credit and the related Seller shall not have reimbursed such amount in full to the LC Bank pursuant to Section 1.9(b), each LC Participant shall be obligated to make Participation Advances with respect to such Letter of Credit in accordance with Section 1.9(c).

(e) With respect to each Letter of Credit, the applicable Sellers shall pay to the LC Bank all fronting fees or similar fees as and when due and owing with respect to such Letter of Credit in accordance with the Fee Letter (the “Fronting Fees”). The applicable Sellers shall pay to the LC Bank, in addition to all other amounts due hereunder, all customary expenses incurred by the LC Bank in connection with each Letter of Credit issued by it or the maintenance thereof and its customary drawing, amendment, renewal, extension, processing, transfer and other applicable customary fees (collectively, “Other LC Fees”).

Section 1.8 Requirements for Issuance of Letters of Credit. Each Seller shall authorize and direct the LC Bank to name such Seller, a related Originator or an Affiliate thereof as the “Applicant” or “Account Party” of each Letter of Credit issued on its behalf.

Section 1.9 Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each LC Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such LC Participant’s LC Share of the face amount of such Letter of Credit and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Agent and the related Seller of such request. Provided that it shall have received such notice, the

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related Seller shall reimburse the LC Bank for the full amount of any such drawing (each such obligation, a “Reimbursement Obligation”) prior to (i) 2:00 p.m. (Chicago time) on each date that an amount is paid by the LC Bank under any Letter of Credit (each such date, a “Drawing Date”), if Seller shall have received notice of such drawing prior to 11:00 a.m. (Chicago time) on such Drawing Date or (ii) 11:00 a.m. (Chicago time) on the Business Day immediately following the Drawing Date (or the date on which Seller shall have received such notice), if Seller shall have received notice of such drawing after 11:00 a.m. (Chicago time) on the Drawing Date (or such other date). In the event the related Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit as and when required in accordance with the foregoing sentence (including because the conditions precedent to a purchase deemed to have been requested by such Seller pursuant to Section 1.1(d) to reimburse the LC Bank shall not have been satisfied), the LC Bank will promptly notify each LC Participant thereof. Any notice given by the LC Bank pursuant to this Section may be oral if immediately confirmed in writing; provided that the lack of such an immediate written confirmation shall not affect the conclusiveness or binding effect of such oral notice.

(c) Each LC Participant shall upon any notice pursuant to Section 1.9(b) above make available to the LC Bank an amount in immediately available funds equal to its LC Share of the amount of the drawing (a “Participation Advance”), whereupon the LC Participants shall each be deemed to have purchased additional Purchaser Interests in that amount. If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant’s LC Share of such amount by no later than 1:00 p.m. (Chicago time) on the Drawing Date, then interest shall accrue on such LC Participant’s obligation to make such payment, from the Drawing Date to the date on which such LC Participant makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Capital on and after the fourth day following the Drawing Date. The LC Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the LC Bank to give any such notice on the Drawing Date or in sufficient time to enable any LC Participant to effect such payment on such date shall not relieve such LC Participant from its obligation under this Section 1.9(c), provided that such LC Participant shall not be obligated to pay interest as provided in subclauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Agent of a drawing. Each LC Participant’s Commitment to make Participation Advances shall continue until terminated in accordance with Section 4.6 or the last to occur of any of the following events: (A) the LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than a Seller) have been fully reimbursed for all payments made under or relating to Letters of Credit.

Section 1.10 LC Collateral Account.

(a) As a condition precedent to the obligation of the LC Bank to issue Letters of Credit and the obligation of LC Participants to make Participation Advances,

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the Administrative Seller shall have established the LC Collateral Account for the benefit of the LC Bank and the LC Participants. The related Sellers or Administrative Seller, as applicable, shall deposit in such LC Collateral Account:

(i) from and after the Facility Termination Date, the amount necessary to cash collateralize the LC Participation Amount with respect to all outstanding Letters of Credit until the amount of cash collateral held in the LC Collateral Account equals 100% of the LC Participation Amount plus the amount of all LC Fees to accrue thereon through the scheduled expiration of the related Letters of Credit;

(ii) on or before the date of the related reduction of the Purchase Limit, the amounts required to be deposited into the LC Collateral Account in connection with a termination or reduction pursuant to Section 1.1(e); and

(iii) on or before the related Termination Date, the amounts required to be deposited into the LC Collateral Account in connection with Terminating Financial Institutions pursuant to Section 4.6.

(b) Amounts on deposit in the LC Collateral Account shall be applied by the Agent to reimburse the LC Bank for Reimbursement Obligations for which it has not been reimbursed or, if the Amortization Date has occurred and all Letters of Credit have been terminated, shall be applied to satisfy other Aggregate Unpaids. If on any Settlement Date, the balance in the LC Collateral Account exceeds the amount required to be held therein as of such Settlement Date, then, unless an Amortization Event or Potential Amortization Event shall exist and be continuing, the Agent shall release such excess to the applicable Seller.

Section 1.11 Repayment of Participation Advances.

(a) Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from or for the account of the related Seller (i) in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has made a Participation Advance to the LC Bank, or (ii) in payment of Yield on the additional Purchaser Interests purchased or deemed to have been purchased in connection with any such draw, the LC Bank will pay to each LC Participant, ratably (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit), in the same funds as those received by the LC Bank; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

(b) If the LC Bank is required at any time to return to any Seller, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by such Seller to the LC Bank pursuant to this Agreement

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in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank the amount of its LC Share of any amounts so returned by the LC Bank plus interest at the Federal Funds Effective Rate, from the date the payment was first made to such LC Participant through, but not including, the date the payment is returned by such LC Participant.

Section 1.12 Documentation. Each Seller agrees to be bound by the terms of the Letter of Credit Application and by the LC Bank’s interpretations of any Letter of Credit issued for such Seller and by the LC Bank’s written regulations and customary practices relating to letters of credit, though the LC Bank’s interpretation of such regulations and practices may be different from the Seller’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Seller’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 1.13 Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 1.14 Nature of Participation and Reimbursement Obligations. Each LC Participant’s obligation in accordance with this Agreement to make Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of the Seller to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I under all circumstances, including the following circumstances:

(a) any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Agent, the Purchasers, the Seller Parties or any other Person for any reason whatsoever;

(b) the failure of the related Seller or any other Person to comply with the conditions set forth in this Agreement for the making of a purchase, reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of Participation Advances hereunder;

(c) any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which a Seller, an Originator or any Affiliate thereof on behalf of which a Letter of Credit has been issued may have against the LC Bank, the Agent, any Purchaser or any other Person for any reason whatsoever;

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(d) any claim of breach of warranty that might be made by any Seller Party, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which any Seller Party, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank, any LC Participant, the Agent, any Purchaser or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Seller Party or any Affiliate of any Seller Party and the beneficiary for which any Letter of Credit was procured);

(e) the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Agent or the LC Bank has been notified thereof;

(f) payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

(g) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(h) any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of Credit in the form requested by the related Seller, unless the LC Bank has received written notice from such Seller of such failure within three Business Days after the LC Bank shall have furnished such Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(i) any Material Adverse Effect on any Seller, any Originator or any Affiliates thereof;

(j) any breach of this Agreement or any Transaction Document by any party thereto;

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(k) the occurrence or continuance of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Seller, any Originator or any Affiliate thereof;

(l) the fact that an Amortization Event or a Potential Amortization Event shall have occurred and be continuing;

(m) the fact that this Agreement or the obligations of any Seller Party hereunder shall have been terminated; and

(n) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 1.15 Indemnity. In addition to other amounts payable hereunder, each Seller Party hereby agrees to protect, indemnify, pay and save harmless the Agent, the LC Bank, each LC Participant and any of the LC Bank’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable attorneys’ fees) which the Agent, the LC Bank, any LC Participant or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except to the extent resulting from (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

Section 1.16 Liability for Acts and Omissions.

(a) As between the Seller Parties, on the one hand, and the Agent, the LC Bank, the LC Participants and the Purchasers, on the other, the Seller Parties assume all risks of the acts and omissions of, or misuse of any Letter of Credit by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the respective foregoing, none of the Agent, the LC Bank, the LC Participants or the Purchasers shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank or any LC Participant shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Seller Party against any

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beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Seller Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, the LC Bank, the LC Participants and the Purchasers, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Agent, the LC Bank, the LC Participants or the Purchasers or their respective Affiliates, be liable to any Seller Party or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(b) Without limiting the generality of the foregoing, the Agent, the LC Bank, the LC Participants and the Purchasers and each of its Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Agent, the LC Bank, the LC Participants or the Purchasers or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

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(c) In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to any Seller Party, any LC Participant or any other Person.

Section 1.17 Intended Tax Treatment. All parties to this Agreement covenant and agree to treat any purchase of Purchaser Interests and any drawing on a Letter of Credit under this Agreement as debt for all federal income tax purposes. All parties to this Agreement agree not to take any position on any tax return inconsistent with the foregoing.

ARTICLE II

PAYMENTS AND COLLECTIONS

Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, the Sellers shall immediately pay to the Agent or the LC Bank, as applicable, when due, for the account of the Agent, the LC Bank or the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in each Fee Letter (which fees collectively shall be sufficient to pay all fees owing to the Financial Institutions and other Funding Sources), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by the Sellers and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs (any request for reimbursement of which shall be accompanied by a certificate in reasonable detail demonstrating the reasonable calculation of any such amount), (ix) all Default Fees and (x) all Reimbursement Obligations (collectively, the “Obligations”). If any Person fails to pay any of the Obligations (other than the Default Fee) when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or any Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time any Seller receives any Collections or is deemed to receive any Collections, such Seller shall immediately pay such Collections or Deemed Collections to the applicable Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by such Seller for the exclusive benefit of the Purchasers and the Agent.

Section 2.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by each Servicer shall be set aside and held in trust by such Servicer for the benefit of the Agent and the Purchasers for the

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payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections and/or Deemed Collections are received by any Servicer prior to the Amortization Date, (i) such Servicer shall deposit any amounts required to be deposited by its related Seller or Sellers to the LC Collateral Account pursuant to Section 1.10, shall set aside the Termination Percentage (hereinafter defined) of Collections and/or Deemed Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and of each Company in a Terminating Financial Institution’s Purchaser Group, shall set aside Collections to be used to effect any Aggregate Reduction in accordance with Section 1.3 and shall set aside amounts necessary to pay Obligations due on the next succeeding Settlement Date and (ii) each Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions and, to the extent applicable, any Company in a Terminating Financial Institution’s Purchaser Group) hereby agree to make, simultaneously with such receipt, a reinvestment (each a “Reinvestment”) with that portion of the balance of each and every Collection and Deemed Collection received by any Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions and, to the extent applicable, of any Company in a Terminating Financial Institution’s Purchaser Group), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt (but giving effect to any ratable reduction thereof pursuant to application of an Aggregate Reduction); provided, however, that if, after giving effect to any such Reinvestment, the Aggregate Capital plus the Adjusted LC Participation Amount would exceed the Purchase Limit then in effect, then the Servicers shall instead set aside and hold in trust for the Agent (for the benefit of the Purchasers), and shall, at the request of the Agent, segregate in a separate account approved by the Agent, a portion of such Collections and Deemed Collections that, together with the other Collections and Deemed Collections set aside pursuant to this paragraph, shall equal the amount necessary to cause the Aggregate Capital plus the Adjusted LC Participation Amount to not exceed such Purchase Limit (determined as if such Collections and Deemed Collections set aside had been applied to reduce the Aggregate Capital at such time), which amount shall be applied in accordance with Section 1.3 as an Aggregate Reduction in respect of Aggregate Capital on the following Settlement Date. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicers shall remit to the Agent’s or applicable Purchaser’s account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment or applied in respect of an Aggregate Reduction and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid CP Costs, Yield and other Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions and, to the extent applicable, of each Company in a Terminating Financial Institution’s Purchaser Group, applied ratably to such Terminating Financial Institution and each such Company according to its respective Termination Percentage. If such Capital, CP Costs, Yield and other Obligations shall be reduced to zero, any additional Collections received by any Servicer (i) if applicable, shall be remitted to the Agent’s or applicable Purchaser’s account to the extent required to fund any Aggregate Reduction on such Settlement Date, (ii) shall be

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deposited into the LC Collateral Account until all amounts required to be deposited to the LC Collateral Amount in accordance with Section 1.10 have been deposited therein, and (iii) any balance remaining thereafter shall be remitted from such Servicer to the Sellers on such Settlement Date. Such Servicer shall use its reasonable best efforts to remit all deposit amounts to the Agent’s or applicable Purchaser’s account no later than 12:00 noon (Chicago time) on such Settlement Date. Any such amounts not received by Agent or the applicable Purchaser by 1:00 pm (Chicago time) shall be deemed to be received on the next succeeding Business Day. Each Terminating Financial Institution and each Company in such Terminating Financial Institution’s Purchaser Group shall be allocated a ratable portion of Collections from its Termination Date until, with respect to a Terminating Financial Institution, such Terminating Financial Institution’s Capital, if any, shall be paid in full and, with respect to a related Company (i) if any Related Financial Institution with respect to such Company continues to exist, the Capital of such Company is equal to the Company Purchase Limit (as reduced pursuant to Section 4.6(a)) of such Company or (ii) if there are no Related Financial Institutions with respect to such Company, the Capital of such Company shall be paid in full. The applicable ratable portion shall be calculated, with respect to any Terminating Financial Institution or applicable Company, on the Termination Date of each Terminating Financial Institution or applicable Company as a percentage equal to (i) the Capital of such Terminating Financial Institution or applicable Company outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the “Termination Percentage”). Each Terminating Financial Institution’s and applicable Company’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution’s and each applicable Company’s Capital shall be reduced ratably with all Financial Institutions and Companies in accordance with Section 2.3.

Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicers shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount for the payment of any accrued and unpaid Aggregate Unpaids owed by the Sellers and not previously paid by the Sellers in accordance with Section 2.1. On and after the Amortization Date, the Servicers shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent’s or applicable Purchaser’s account the amounts set aside pursuant to the preceding sentence, (ii) apply such amounts to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids and (iii) deposit any amounts required to be deposited by its related Seller or Sellers to the LC Collateral Account pursuant to Section 1.10.

Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicers to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicers shall distribute funds to the applicable payee:

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first, to the payment of each Servicer’s reasonable actual out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, provided no Seller nor any of its Affiliates is then acting as a Servicer, second, to the reimbursement of the Agent’s and the Purchasers’ costs of collection and enforcement of this Agreement,

third, ratably to the payment of all accrued and unpaid fees under the Fee Letters, CP Costs and Yield,

fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital,

fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when any Seller or any of its Affiliates is acting as a Servicer, such costs and expenses will not be paid until clause seventh hereof, sixth, to the LC Collateral Account any amounts required to be deposited therein pursuant to Section 1.10,

seventh, to pay all Servicer costs and expenses, including the Servicing Fee, to the extent not paid under clause fifth hereof, and eighth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to the Administrative Seller for ratable distribution to the Sellers.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

Section 2.5 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Each Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

Section 2.6 Maximum Purchaser Interests. Each Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate a percentage equal to (x) 100%, multiplied by (y) the LC Adjustment Percentage (the “Maximum Purchaser Interest Percentage”). If the aggregate of the Purchaser Interests of the Purchasers exceeds the Maximum Purchaser Interest Percentage, the Sellers shall pay to the Purchasers (ratably based on the ratio of each Purchaser’s Capital at such time to

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the Aggregate Capital at such time) within one (1) Business Day an amount to be applied to reduce the Aggregate Capital, such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than the Maximum Purchaser Interest Percentage.

Section 2.7 Clean Up Call. In addition to the Sellers’ rights pursuant to Section 1.3, the Sellers shall have the right, upon two Business Days’ prior written notice to the Agent and the Purchasers, at any time following the reduction of the Aggregate Capital to a level that is less than 20.0% of the Purchase Limit hereunder, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids (including any Broken Funding Costs arising as a result of such repurchase) through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

ARTICLE III

COMPANY FUNDING

Section 3.1 CP Costs. ~~The~~Except as otherwise provided in Section 1.1(f), the Sellers shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of the Companies for each day that any Capital in respect of any such Purchaser Interest is outstanding. Each Purchaser Interest of any Pool Company funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by the applicable Pool Company and funded substantially with Pooled Commercial Paper. Each Purchaser Interest of any Pool Company not funded substantially with Pooled Commercial Paper shall accrue CP Costs for each day during its CP (Tranche) Accrual Period at the rate determined in accordance with the definition of “Company Costs” set forth in Exhibit I.

Section 3.2 CP Costs Payments. On each Settlement Date, the Sellers shall pay to the applicable Company an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of such Company due and payable on such Settlement Date.

Section 3.3 Calculation of Pool Company Costs. On the third Business Day immediately preceding each Settlement Date ~~relating to a CP (Pool) Accrual Period~~, each Pool Company shall calculate the aggregate amount of its Company Costs with respect to all Purchaser Interests funded substantially with Pooled Commercial Paper for the applicable CP (Pool) Accrual Period and shall notify the Administrative Seller of such aggregate amount of such Company Costs due and payable on such Settlement Date.

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Section 3.4 Selection and Calculation of CP (Tranche) Accrual Periods.

(a) In the case of Purchaser Interests of each Pool Company, the Administrative Seller shall (and following the occurrence and during the continuance of a Potential Amortization Event or an Amortization Event, shall with consultation from, and approval by, each Pool Company), from time to time request CP (Tranche) Accrual Periods for the Purchaser Interests of each Pool Company other than those funded substantially with Pooled Commercial Paper, provided, that (i) the consent of the Agent and each Purchaser shall be required, (ii) the Administrative Seller must elect CP (Tranche) Accrual Periods for all Purchaser Interests of each Pool Company, such that after giving effect to such election, no Purchaser Interest of any Pool Company is funded with Pooled Commercial Paper and (iii) the Administrative Seller may only make such election once hereunder.

(b) The Administrative Seller or the applicable Company, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a CP (Tranche) Accrual Period (the “Terminating CP Tranche”) for any Purchaser Interest, may, effective on the last day of the Terminating CP Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating CP Tranche ending on the same day as such Terminating CP Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interest (other than a Purchaser Interest funded substantially with Pooled Commercial Paper) to be purchased on the day such Terminating CP Tranche ends, provided, that in no event may a Purchaser Interest of any Purchasers be combined with a Purchaser Interest of any other Purchaser.

(c) The Administrative Seller shall, at least three (3) Business Days prior to the expiration of any Terminating CP Tranche, give the applicable Company (or its agent) irrevocable notice of the new CP (Tranche) Accrual Period associated with such Terminating CP Tranche and the amount of Capital to be allocated to such new CP (Tranche) Accrual Period. The Administrative Seller shall use its reasonable best efforts to give such notice such that the applicable Company (or its agent) receives it no later than 12:00 noon (Chicago time) on the day such request is being made. Any such request not received by the applicable Company by 1:00 pm (Chicago time) shall be deemed to be received on the next succeeding Business Day.

ARTICLE IV

FINANCIAL INSTITUTION FUNDING

Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until the Administrative Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Alternate Base Rate. If any Purchaser Interest of any Company is assigned or transferred to, or funded by, any Funding Source of such Company pursuant to any Funding Agreement or to or by any other Person, each such Purchaser Interest so

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assigned, transferred or funded shall each be deemed to have a new Tranche Period commencing on the date of any such transfer or funding and shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof as if each such Purchaser Interest was held by a Financial Institution, and with respect to each such Purchaser Interest, the transferee thereof or lender with respect thereto shall be deemed to be a Financial Institution in the transferring Company’s Purchaser Group for purposes hereof; provided that until the Administrative Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest so transferred shall be the Alternate Base Rate.

Section 4.2 Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, the Sellers shall pay to the applicable Financial Institutions an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

Section 4.3 Selection and Continuation of Tranche Periods.

(a) In the case of Purchaser Interests of any Financial Institution in the Purchaser Group of the JPMorgan Company, the Administrative Seller shall (and following the occurrence and during the continuance of a Potential Amortization Event or an Amortization Event, shall with consultation from, and approval by, the applicable Financial Institution), from time to time request Tranche Periods for the Purchaser Interests of such Financial Institutions. In the case of Purchaser Interests of any Financial Institution in the Purchaser Group of any Company other than the JPMorgan Company, the Administrative Seller shall, with consultation from, and approval by, the applicable Financial Institution (such approval not to be unreasonably withheld), from time to time request Tranche Periods for the Purchaser Interests of such Financial Institution. Notwithstanding the foregoing provisions of this subsection (a), if at any time the Financial Institutions (other than any Financial Institution in the Purchaser Group which includes SunTrust) shall have a Purchaser Interest, the Administrative Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date.

(b) The Administrative Seller or the applicable Financial Institution, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the “Terminating Tranche”) for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interest to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of any Purchasers be combined with a Purchaser Interest of any other Purchaser.

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Section 4.4 Financial Institution Discount Rates. The Administrative Seller may select the LIBO Rate or the Alternate Base Rate for each Purchaser Interest of the Financial Institutions. The Administrative Seller shall: (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Discount Rate, give the applicable Financial Institution irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. The Administrative Seller shall use its reasonable best efforts to give such notice such that the applicable Financial Institution receives it no later than 12:00 noon (Chicago time) on the day such request is being made. Any such request not received by the applicable Financial Institution by 1:00 pm (Chicago time) shall be deemed to be received on the next succeeding Business Day. Until the Administrative Seller gives notice to the applicable Financial Institution of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof (or transferred to, or funded by, any Funding Source pursuant to any Funding Agreement or to or by any other Person) shall be the Alternate Base Rate.

Section 4.5 Suspension of the LIBO Rate.

(a) If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Financial Institution’s Purchaser Group at the LIBO Rate would violate any applicable law, rule, regulation or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at the LIBO Rate are not available or (ii) the LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at the LIBO Rate, then the Agent shall suspend the availability of the LIBO Rate for the Financial Institutions in such Financial Institution’s Purchaser Group and require Seller to select the Alternate Base Rate for any Purchaser Interest funded by the Financial Institutions in such Financial Institution’s Purchaser Group accruing Yield at the LIBO Rate.

(b) If less than all of the Financial Institutions in such Financial Institution’s Purchaser Group give a notice to the Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of the Administrative Seller, the Company in such Financial Institution’s Purchaser Group or the Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution in such Financial Institution’s Purchaser Group or (ii) another funding entity nominated by the Administrative Seller or the Agent that is acceptable to the Company in such Financial Institution’s Purchaser Group and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution’s Pro Rata Share of the Capital and Yield owing to all of the Financial

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Institutions in such Financial Institution’s Purchaser Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Financial Institution’s Purchaser Group, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

Section 4.6 Term-out Period Accounts.

(a) The Administrative Seller may request one or more 364-day extensions of the Liquidity Termination Date then in effect by giving written notice of such request to the Agent (each such notice an “Extension Notice”) at least 90 days prior to the Liquidity Termination Date then in effect. After the Agent’s receipt of any Extension Notice, the Agent shall promptly advise each Financial Institution of such Extension Notice. Each Financial Institution may, in its sole discretion, by a written irrevocable notice (a “Consent Notice”) given to the Agent on or prior to the 30th day prior to the Liquidity Termination Date then in effect (such period from the date of the Extension Notice to such 30th day being referred to herein as the “Consent Period”), consent to such extension of such Liquidity Termination Date; provided, however, that such extension shall not be effective with respect to a Financial Institution if such Financial Institution: (i) notifies the Agent during the Consent Period that such Financial Institution does not wish to consent to such extension or (ii) fails to respond to the Agent within the Consent Period (each Financial Institution that does not wish to consent to such extension or fails to respond to the Agent within the Consent Period is herein referred to as a “Nonrenewing Financial Institution”). If at the end of the Consent Period, there is no Nonrenewing Financial Institution then, the Liquidity Termination Date shall be irrevocably extended until the date that is 364 days after the Liquidity Termination Date then in effect. If at the end of the Consent Period there is a Nonrenewing Financial Institution, then unless such Nonrenewing Financial Institution assigns its rights and obligations hereunder pursuant to Section 4.6(b) (each such Nonrenewing Financial Institution whose rights and obligations under this Agreement and the other applicable Transaction Documents are not so assigned is herein referred to as a “Terminating Financial Institution”), the then existing Liquidity Termination Date shall be extended for an additional 364 days with respect to all Financial Institutions other than the Terminating Financial Institution; provided, however, that (i) the Purchase Limit shall be reduced on the Termination Date applicable to each Terminating Financial Institution by an aggregate amount equal to the Terminating Commitment Availability of each Terminating Financial Institution and shall thereafter continue to be reduced by amounts equal to any reduction in the Capital of any Terminating Financial Institution (after application of Collections pursuant to Sections 2.2 and 2.3), (ii) the Company Purchase Limit of each Company shall be reduced by the aggregate amount of the Terminating Commitment Amount of each Terminating Financial Institution in such Company’s Purchaser Group, (iii) the Commitment of each Terminating Financial Institution shall be reduced to zero on the Termination Date applicable to such Terminating Financial Institution and (iv) on or before the related Termination Date for any LC Participant, the Seller Parties shall deposit into the LC Collateral Account an amount equal to such LC Participant’s LC Share of the LC Participation Amount. Upon reduction to zero of the

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Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a “Financial Institution”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution. Notwithstanding the foregoing, any Terminating Financial Institution that was an LC Participant shall (A) remain obligated to make Participation Advances in respect of any Letters of Credit that were outstanding as of immediately before its Termination Date (other than any such Letters of Credit that have expired or have subsequently been terminated, increased or extended), until the date on which its LC Share of the LC Participation Amount has been deposited into the LC Collateral Account in accordance with this Section 4.6(a), up to an amount not to exceed, in the aggregate, (x) its LC Share of the LC Participation Amount as of its Termination Date minus (y) any amounts deposited into the LC Collateral Account in respect of such Terminating Financial Institution in accordance with Section 1.10(a)(iii), and (B) remain entitled to all rights inuring to its benefit with respect to such Participation Advances (including without limitation all rights to indemnification, reimbursement and Yield with respect to such Participation Advances).

(b) Upon receipt of notice from the Agent pursuant to Section 4.6(a) of any Nonrenewing Financial Institution, one or more of the Financial Institutions (including any Nonrenewing Financial Institution) may proffer to the Agent and the Company in such Nonrenewing Financial Institution’s Purchaser Group the names of one or more institutions meeting the criteria set forth in Section 12.1(b)(i) that are willing to accept assignments of and assume the rights and obligations under this Agreement and the other applicable Transaction Documents of the Nonrenewing Financial Institution. Provided the proffered name(s) are acceptable to the Agent and the Company in such Nonrenewing Financial Institution’s Purchaser Group, the Agent shall notify the remaining Financial Institutions of such fact, and the then existing Liquidity Termination Date shall be extended for an additional 364 days upon satisfaction of the conditions for an assignment in accordance with Section 12.1, and the Commitment of each Nonrenewing Financial Institution shall be reduced to zero.

(c) Any requested extension may be approved or disapproved by a Financial Institution in its sole discretion. In the event that the Commitments are not extended in accordance with the provisions of this Section 4.6, the Commitment of each Financial Institution shall be reduced to zero on the Liquidity Termination Date. Upon reduction to zero of the Commitment of a Financial Institution and upon reduction to zero of the Capital of all of the Purchaser Interests of such Financial Institution all rights and obligations of such Financial Institution hereunder shall be terminated and such Financial Institution shall no longer be a “Financial Institution”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Financial Institution prior to its termination as a Financial Institution. Notwithstanding the foregoing, each Financial Institution that was an LC Participant shall (A) remain obligated to make Participation Advances in respect of any

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Letters of Credit that were outstanding as of immediately before the Liquidity Termination Date (other than any such Letters of Credit that have expired or have subsequently been terminated, increased or extended), until the LC Participation Amount has been deposited into the LC Collateral Account in accordance with Section 1.10(a)(i), up to an amount not to exceed its LC Share of (x) the LC Participation Amount minus (y) any amounts held in the LC Collateral Account, and (B) remain entitled to all rights inuring to its benefit with respect to such Participation Advances (including without limitation all rights to indemnification, reimbursement and Yield with respect to such Participation Advances).

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to the Agent, the LC Bank and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

(a) Corporate Existence and Power. Such Seller Party is a corporation, limited liability company or limited partnership duly organized and validly existing in good standing under the laws of its state of organization. Each such Seller Party is duly qualified to do business and is in good standing as a foreign corporation or entity, and has and holds all corporate or other power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except to the extent that the failure to so qualify or hold could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of each Seller, such Seller’s use of the proceeds of purchases made hereunder, are within its corporate or other powers and authority and have been duly authorized by all necessary corporate or other action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

(c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by laws (or equivalent organizational documents) or any shareholder agreements, voting trusts or similar arrangements applicable to its authorized shares or other equity interests, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

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(d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

(f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Accuracy of Information. All information heretofore furnished by or on behalf of such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by or on behalf of such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances made or presented.

(h) Use of Proceeds. No proceeds of any purchase or any issuance of any Letter of Credit hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction that is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i) Good Title. Immediately prior to each purchase hereunder, each Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect each Seller’s ownership interest in each of its Receivables, its Collections and the Related Security.

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(j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from each Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

(k) Jurisdiction of Organization; Places of Business, etc. Exhibit III correctly sets forth such Seller Party’s legal name, jurisdiction of organization, Federal Employer’s Identification Number and State Organizational Identification Number. Such Seller Party’s principal places of business and chief executive office and the offices where such Seller Party keeps all of its Records are located at the address(es) listed on Exhibit III, or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Such Seller Party has not within the period of six months prior to the date hereof, (i) changed its location (as defined in Section 9 307 of the UCC), except as set forth on Exhibit III or (ii) changed its legal name (except as set forth on Exhibit III), corporate structure or become a “new debtor” (as defined in Section 9 102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person. Each Seller is a Delaware limited partnership and is a “registered organization” (within the meaning of Section 9-102 of the UCC in effect in the State of Delaware).

(l) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of each Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. No Seller has granted any Person, other than the Agent as contemplated by this Agreement, dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account, or the right to take dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

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(m) Material Adverse Effect. (i) Each of Country Fresh, LLC, Land-O-Sun Dairies, LLC and Southern Foods Group, LLC represents and warrants that since December 31, 1999, and each of Garelick Farms, LLC and Tuscan/Lehigh Dairies, Inc. represents and warrants that since December 31, 2000, and each of Alta-Dena Certified Dairy, LLC, Berkeley Farms, LLC, Dean Foods Company of California, LLC, Dean Foods of Southern California, LLC, Dean Foods North Central, LLC, Gandy’s Dairies, LLC, Mayfield Dairy Farms, LLC, Midwest Ice Cream Company, LLC, Reiter Dairy, LLC and Verifine Dairy Products of Sheboygan, LLC represents and warrants that since May 31, 2001, and each of Dean SoCal, LLC, Model Dairy, LLC and Shenandoah’s Pride, LLC represents and warrants that since December 31, 2002, and Dean West, LLC represents and warrants that since December 31, 2002, and each of Dean Dairy Holdings, Dean East, LLC, Dean East II, LLC, Dean West II, LLC, Suiza Dairy Group and Swiss II, LLC represents and warrants that since the date it became party to this Agreement, and each other Servicer appointed hereunder after December 9, 2010 represents and warrants that since the quarter end preceding the date it became party to this Agreement, no event has occurred that would have a material adverse effect on the financial condition or operations of such Servicer and its Subsidiaries taken as a whole, or the ability of such Servicer to perform its obligations under this Agreement, and (ii) Dairy Group represents and warrants that since June 30, 2000, and Dairy Group II represents and warrants that since May 14, 2002, and each of Dean Dairy Holdings and Suiza Dairy represents and warrants that since December 31, 2008, and each other Seller that becomes party to this Agreement after December 9, 2010 represents and warrants that since the quarter end preceding the date it became party to this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of such Seller, (B) the ability of such Seller to perform its obligations under the Transaction Documents or (C) the collectibility of the Receivables generally or of any material portion of the Receivables.

(n) Names. In the past five (5) years, no Seller has used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and, in the case of Dairy Group, other than Suiza Receivables, L.P.

(o) Ownership of Sellers. (i) Suiza Dairy Group, LLC and Provider own, directly or indirectly, 100% of the limited partnership interests and 99.9% of the partnership interests of Dairy Group, free and clear of any Adverse Claim (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement). Dairy Group Receivables GP, LLC (f/k/a Suiza Receivables GP, LLC) is the general partner of Dairy Group and owns, directly or indirectly, 100% of the general partnership interests and 0.1% of the partnership interests of Dairy Group, free and clear of any Adverse Claim (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement). There are no options or other rights to acquire any partnership interest of Dairy Group. 100% of the membership interests of Dairy Group Receivables GP, LLC are owned, directly or indirectly by Provider.

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(ii) Dean Dairy Holdings, LLC and Provider own, directly or indirectly, 100% of the limited partnership interests and 99.9% of the partnership interests of Dairy Group II, free and clear of any Adverse Claim (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement). Dairy Group Receivables GP II, LLC is the general partner of Dairy Group II and owns, directly or indirectly, 100% of the general partnership interests and 0.1% of the partnership interests of Dairy Group II, free and clear of any Adverse Claim (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement). There are no options or other rights to acquire any partnership interest of Dairy Group II. 100% of the membership interests of Dairy Group Receivables GP II, LLC are owned, directly or indirectly by Provider.

(p) Not a Holding Company or an Investment Company. Such Seller Party is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with any Writing or Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Writing or Contract is in violation of any such law, rule or regulation.

(r) Compliance with Credit and Collection Policies. Such Seller Party has complied in all material respects with its Credit and Collection Policy with regard to each Receivable and any related Writing or Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).

(s) Payments to Originators. With respect to each Receivable transferred to the applicable Seller by each Originator under the Receivables Sale Agreement to which it is a party, such Seller has given reasonably equivalent value to such Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under any Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t) Enforceability of Contracts. Each Contract, if any, with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable

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created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the applicable Receivables Sale Agreement was an Eligible Receivable on such purchase date.

(v) Net Receivables Balance. Each Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves, plus (iii) the Adjusted LC Participation Amount.

(w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and each Receivables Sale Agreement does not jeopardize the true sale analysis.

(x) OFAC. The Seller has not used and will not use the proceeds of any Receivable, any Incremental Purchase hereunder or any drawings under any Letter of Credit issued hereunder to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

Section 5.2 Financial Institution Representations and Warranties. The LC Bank and each Financial Institution hereby represents and warrants to the Agent and the Company in such Financial Institution’s Purchaser Group that:

(a) Existence and Power. It is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

(b) No Conflict. Its execution and delivery of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets, except, in any case, where such contravention or violation could not reasonably be expected to have a material adverse effect on (i) its financial condition or operations, (ii) its ability to perform its obligations under this Agreement or (iii) the legality, validity or enforceability of this Agreement. This Agreement has been duly authorized, executed and delivered by it.

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(c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for its due execution and delivery of this Agreement and the performance of its obligations hereunder, except that has already been received.

(d) Binding Effect. This Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

ARTICLE VI

CONDITIONS OF PURCHASES

Section 6.1 Conditions Precedent to Initial Incremental Purchase. The effectiveness of this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date hereof those documents listed on Schedule B and (b) the Agent, the LC Bank and the Purchasers shall have received all fees and expenses required to be paid on or prior to the date hereof pursuant to the terms of this Agreement and the Fee Letters.

Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest, issuance of a Letter of Credit and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase, issuance or Reinvestment: (i) the Servicers shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Periodic Reports, including, without limitation, the most recent Periodic Report as and when due under Section 8.5, and (ii) upon the Agent’s request, the Servicers shall have delivered to the Agent at least three (3) days prior to such purchase or Reinvestment an interim Monthly Report showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase, issuance of a Letter of Credit or Reinvestment, the following statements shall be true (and acceptance of the proceeds of any of the foregoing shall be deemed a representation and warranty by Seller that such statements are then true):

(i) the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase, issuance of such Letter of Credit or Reinvestment as though made on and as of such date;

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(ii) no event has occurred and is continuing, or would result from such Incremental Purchase, issuance of such Letter of Credit or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase, issuance of such Letter of Credit or Reinvestment, that would constitute a Potential Amortization Event; and

(iii) the sum of Aggregate Capital plus the LC Participation Amount does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed the Maximum Purchaser Interest Percentage.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that any Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of any Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of any Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct the Sellers to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

ARTICLE VII

COVENANTS

Section 7.1 Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

(a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Financial Institution:

(i) Annual Reporting. Within 90 days after the close of each of its respective fiscal years, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Provider for such fiscal year certified in a manner acceptable to the Agent by independent public accountants acceptable to the Agent.

(ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, (A) consolidated balance sheets of Provider and its Subsidiaries as at the close of each such period, (B) consolidated statements of income and retained

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earnings and a statement of cash flows for Provider for the period from the beginning of such fiscal year to the end of such quarter, (C) the balance sheet of each Seller as at the close of each such period and (D) statements of income and retained earnings and a statement of cash flows for each Seller, all certified by its respective chief financial officer or treasurer.

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by an Authorized Officer of the Seller Parties and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Seller Party, to the extent not available electronically, copies of all financial statements, reports and proxy statements so furnished.

(v) S.E.C. Filings. Promptly upon the filing thereof, to the extent not available electronically, copies of all annual, quarterly, monthly or other regular reports that Provider or any of its Subsidiaries files with the Securities and Exchange Commission.

(vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent, copies of the same.

(vii) Change in Credit and Collection Policies. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to any Credit and Collection Policy, a copy of such Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent’s and the Required Purchasers’ consent thereto.

(viii) Copies of Dean Credit Agreement Amendments. Promptly after execution thereof, copies of each amendment to the Dean Credit Agreement as in effect from time to time notwithstanding any language to the contrary contained in the definition of “Dean Credit Agreement.”

(ix) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

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(b) Notices. Such Seller Party will notify the Agent and each Financial Institution in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

(ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against Provider or any Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Provider or such Servicer and its respective Subsidiaries could reasonably be expected to have a Material Adverse Effect, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Provider that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or against any Servicer; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against any Seller.

(iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv) Termination Date. The occurrence of the “Termination Date” under and as defined in each Receivables Sale Agreement.

(v) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor that could reasonably be expected to have a Material Adverse Effect.

(vi) Leverage Ratio. From and after the first effective date upon which the Leverage Ratio of the Provider is less than 4.25 to 1.00, any Authorized Officer of any Seller Party becomes aware that the Leverage Ratio for any of the months of January, February, May, June or July is reasonably likely to be greater than 4.25 to 1.00.

(vii) Appointment of Independent Manager. The decision to appoint a new manager of such Seller as an “Independent Manager” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager.”

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(c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if noncompliance with any such law, rule, regulation, order, writ, judgment, injunction, decree or award could reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain qualified could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(d) Audits. Such Seller Party will furnish to the Agent (with the Agent providing copies thereof to each Financial Institution, subject to the Agent receiving any necessary consents to disclosure) from time to time such information with respect to it and the Receivables as the Agent or the Required Purchasers may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice, permit the Agent, or its agents or representatives (and shall cause each Originator) to permit the Agent or its agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Writings or Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Writings or Contracts and, in each case, with any of the officers or employees of any Seller Party having knowledge of such matters. All such examinations and visits shall be at the sole cost of such Seller Party; provided, however, that (i) for so long as no Amortization Event or Potential Amortization Event shall have occurred and be continuing ~~and~~, (ii) the Provider’s Rating shall be at least “B+” from S&P and “B1” by Moody’s and (iii) the result of the immediately preceding examination and/or visit of such Seller Party shall have been reasonably satisfactory to the Agent, such cost shall be borne by such Seller Party (A) not more than once per calendar year and (B) such cost shall be limited to an audit covering ~~(1) for the year 2011 and each odd-numbered year thereafter,~~ a sample size of Receivables constituting 33% of the Outstanding Balance of all Receivables as of the most recent Monthly Report delivered to Agent hereunder ~~and (2) for the year 2012 and each even-numbered year thereafter, a sample size of Receivables constituting 50% of the Outstanding Balance of all Receivables as of the most recent Monthly Report delivered to Agent hereunder~~ (although in no event shall the foregoing be construed to limit the Agent or its agents or representatives to one such examination and/or visit during such calendar year period with respect to such Seller Party, provided, that if the Agent or its agents or representatives fails to make any such examination and/or visit

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during any calendar year period, any Financial Institution or its agent or representatives may make such examination and/or visit in the Agent’s stead); further provided, that such audit shall be conducted at the number of offices and properties selected in the Agent’s commercially reasonable judgment and after consultation with the Provider.

(e) Keeping and Marking of Records and Books.

(i) The Servicers will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicers will (and will cause each Originator to) give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) Such Seller Party will (and will cause each Originator to) (A) mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent following the occurrence and during the continuance of an Amortization Event (x) mark each Writing or Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Writings and Contracts (including, without limitation, all multiple originals of any such Writing or Contract) relating to the Receivables.

(f) Compliance with Contracts and Credit and Collection Policies. Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with its respective Credit and Collection Policy in regard to each Receivable and any related Contract.

(g) Performance and Enforcement of Receivables Sale Agreements. Each Seller will, and will require each Originator party thereto to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement to which it is a party, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to such Seller under such Receivables Sale Agreement. Each Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement to which it is a party as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in such Receivables Sale Agreement.

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(h) Ownership. Each Seller will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement to which it is a party irrevocably in such Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of such Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

(i) Purchasers’ Reliance. Each Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon such Seller’s identity as a legal entity that is separate from the Originators. Therefore, from and after June 30, 2000 (or, May 15, 2002, in the case of Dairy Group II), each Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain such Seller’s identity as a separate legal entity and to make it manifest to third parties that such Seller is an entity with assets and liabilities distinct from those of the Originators and any Affiliates thereof and not just a division of an Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, each Seller will:

(A) conduct its own business in its own name and require that all fulltime employees of such Seller, if any, identify themselves as such and not as employees of any Originator or any Affiliate thereof (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as such Seller’s employees);

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(B) compensate all employees, consultants and agents directly, from such Seller’s own funds, for services provided to such Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of such Seller is also an employee, consultant or agent of any Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between such Seller and Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to such Seller and such Originator or such Affiliate, as applicable;

(C) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Originator or any Affiliate thereof, allocate fairly any overhead for shared office space;

(D) have a separate telephone number or extension, which will be answered only in its name and separate stationery, invoices and checks in its own name;

(E) conduct all transactions with the Originators and the Servicers (including, without limitation, any delegation of its obligations hereunder as Servicers) strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between such Seller and each Originator (or any Affiliate thereof) on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(F) at all times have as its general partner a limited liability company having at least one Independent Manager;

(G) observe all corporate and/or limited partnership formalities as a distinct entity, and ensure that all corporate and/or limited partnership actions relating to (A) the selection, maintenance or replacement of the general partner, (B) the dissolution or liquidation of such Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by the Independent Manager of the general partner;

(H) maintain such Seller’s books and records separate from those of each Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of such Originator and any Affiliate thereof;

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(I) prepare its financial statements separately from those of each Originator and insure that any consolidated financial statements of such Originator or any Affiliate thereof that include such Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that such Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of such Seller;

(J) except as herein specifically otherwise provided, maintain the funds or other assets of such Seller separate from, and not commingled with, those of any Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which such Seller alone is the account party and from which such Seller alone (or the Agent hereunder) has the sole power to make withdrawals;

(K) pay all of such Seller’s operating expenses from such Seller’s own assets (except for certain payments by the Originators or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

(L) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement to which it is a party (it being understood that Dairy Group and Dairy Group II may enter into the transactions contemplated by the respective Demand Notes); and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement to which it is a party, to make payment to each Originator thereunder for the purchase of Receivables from any Originator under such Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

(M) maintain its limited partnership agreement in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its limited partnership agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents,

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including, without limitation, Section 7.1(i) of this Agreement; and (2) its limited partnership agreement, at all times that this Agreement is in effect, provides for not less than ten (10) days’ prior written notice to the Agent of the replacement or appointment of any director that is to serve as an Independent Manager for purposes of this Agreement and the condition precedent to giving effect to such replacement or appointment that the applicable Seller certify that the designated Person satisfied the criteria set forth in the definition herein of “Independent Manager” and the Agent’s written acknowledgement that in its reasonable judgment the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager;”

(N) maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement to which it is a party (and, in the case of Dairy Group and Dairy Group II, the respective Demand Notes), such that it does not amend, restate, supplement, cancel, terminate or otherwise modify such Receivables Sale Agreement or the Demand Notes, or give any consent, waiver, directive or approval under such Receivables Sale Agreement or the Demand Notes, or waive any default, action, omission or breach under such Receivables Sale Agreement or under the Demand Notes, or otherwise grant any indulgence under such Receivables Sale Agreement or the Demand Notes, without (in each case) the prior written consent of the Agent and the Required Purchasers;

(O) maintain its limited partnership separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

(P) maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement to which it is a party) and refrain from making any dividend, distribution, redemption of capital stock or partnership interest or payment of any subordinated indebtedness that would cause such Required Capital Amount to cease to be so maintained;

(Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Locke Lord LLP, as counsel for such Seller, in connection with Amendment No. 12 to this Agreement, dated as of September 28, 2011, and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

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(j) Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to any Seller or any Affiliate of any Seller, such Seller will (except as otherwise specified in Section 8.2(b)) remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, such Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Each Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each applicable Lock-Box and Collection Account and shall not grant the right to take dominion and control or grant “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

(k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing except, in the case of each Seller Party other than the Sellers, for taxes not yet due or that are being diligently contested in good faith by appropriate proceedings and that have been adequately reserved against in accordance with GAAP. Each Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Company, the Agent or any Financial Institution.

(l) Payment to Originators. With respect to any Receivable purchased by any Seller from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement to which such Seller is a party, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

Section 7.2 Negative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

(a) Name Change, Jurisdiction of Organization, Offices, Records and Books of Accounts. Such Seller Party will not change its name, identity, corporate or other organizational structure or jurisdiction of organization (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate its

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chief executive office, principal place of business or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days’ prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

(b) Change in Payment Instructions to Obligors. Except as may be required by Section 7.1(m) or by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement acceptable to the Agent with respect to the new Collection Account or Lock-Box; provided, however, that the Servicers may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(c) Modifications to Writings, Contracts and Credit and Collection Policies. Such Seller Party will not, and will not permit any Originator to, make any change to such Originator’s Credit and Collection Policy that could materially (either individually or in the aggregate) adversely affect the collectibility of the Receivables or materially (either individually or in the aggregate) decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicers will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or the Writing or Contract related thereto other than in accordance with such Originator’s Credit and Collection Policy.

(d) Sales, Liens. No Seller will sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to the Writing or Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and each Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Seller or any Originator. No Seller will create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable.

(e) Net Receivables Balance. At no time prior to the Amortization Date shall any Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves plus (iii) the Adjusted LC Participation Amount.

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(f) Termination Date Determination. No Seller will designate the Termination Date (as defined in each Receivables Sale Agreement) under the Receivables Sale Agreement to which it is a party, or send any written notice to any Originator in respect thereof, without the prior written consent of the Agent and the Required Purchasers, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of such Receivables Sale Agreement.

(g) Restricted Junior Payments. From and after the occurrence of any Amortization Event, no Seller will make any Restricted Junior Payment if, after giving effect thereto, such Seller would fail to meet its obligations set forth in Section 7.2(e).

(h) Demand Notes. At no time shall (i) Dairy Group cause or permit the aggregate outstanding principal balance of its Demand Note to exceed $21,325,653 or (ii) Dairy Group II cause or permit the aggregate outstanding principal balance of its Demand Note to exceed $13,181,876.

ARTICLE VIII

ADMINISTRATION AND COLLECTION

Section 8.1 Designation of Servicers. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person or Persons (each such Person, a “Servicer”) so designated from time to time in accordance with this Section 8.1. Each of the Persons identified on Schedule C hereto is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms of this Agreement with respect to the Receivables originated by such entity. The Agent may, and at the direction of the Required Purchasers shall, at any time following an Amortization Event, designate as Servicer any Person to succeed any existing Servicer or any successor Servicer.

(b) Without the prior written consent of the Agent and the Required Purchasers, no Servicer shall be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) a Seller and (ii) with respect to certain Charged Off Receivables, outside collection agencies in accordance with its customary practices. No Seller shall be permitted to further delegate to any other Person any of the duties or responsibilities of a Servicer delegated to it by any Servicer. If at any time following an Amortization Event the Agent shall designate as Servicer any Person other than the Persons identified on Schedule C hereto, all duties and responsibilities theretofore delegated by any Servicer to any Seller may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to the Servicers and to the Administrative Seller.

(c) Notwithstanding the foregoing subsection (b), (i) each of the Servicers shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all of its duties and responsibilities as a Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with the applicable Servicer in matters relating to the discharge by such Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give

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notice, demand or other communication to any Person other than the applicable Servicer in order for communication to such Servicer and its subservicer or other delegate with respect thereto to be accomplished. Each Servicer shall be responsible for providing any subservicer or other delegate of such Servicer with any notice given to such Servicer under this Agreement.

Section 8.2 Duties of Servicer. (a) Each Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable originated by such entity from time to time, all in accordance in all material respects with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance in all material respects with the applicable Originator’s Credit and Collection Policy.

(b) Each Servicer will instruct all Obligors to pay all Collections with respect to the Receivables originated by such entity directly to a Lock-Box or Collection Account; provided, however, that to the extent that the Originator (other than a Local Originator) of the Receivable giving rise to such Collections, as applicable, currently permits the Obligor of such Receivable to pay such Collections to a local employee of such Originator, as applicable, such Servicer will insure that such local employees remit such Collections to a local depository account no less frequently than weekly, and within two (2) Business Days of such local employee’s deposit of such Collections, such Servicer will cause such Collections to be deposited directly to a Lock-Box or Collection Account. With respect to payments relating to Receivables that are remitted directly to any Servicer, such Servicer will remit such payments (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, such Servicer will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Each Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. Prior to the delivery of any Collection Notice to any Collection Bank, in the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the applicable Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security (which identification shall occur no later than two (2) Business Days after such amounts are received therein), such Servicer shall promptly (and, in any event, no later than one (1) Business Day after such identification) remit such items to the Person identified to it as being the owner of such remittances and cause such amounts to be removed from such Lock-Box or Collection Account. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicers, and the Servicers thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, each Seller and the Servicers shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

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(c) The Servicers shall administer the Collections with respect to the Receivables originated by each such entity in accordance with the procedures described herein and in Article II. The Servicers shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicers shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of each of the Servicers or the Sellers prior to the remittance thereof in accordance with Article II. If the Servicers shall be required to segregate Collections pursuant to the preceding sentence, the Servicers shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the second Business Day following receipt by any Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(d) The Servicers may, in accordance with the applicable Originator’s Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicers determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Amortization Event and until such time as the Aggregate Unpaids have been indefeasibly paid in full, the Agent shall have the absolute and unlimited right to direct the Servicers to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(e) The Servicers shall hold in trust for the Sellers and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Writings and Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as reasonably practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicers shall, as soon as reasonably practicable following receipt thereof turn over to the Sellers any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicers shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

(f) Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or any Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

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Section 8.3 Collection Notices. The Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices. Each Seller hereby agrees that, effective when the Agent delivers such notice, the Agent (for the benefit of the Purchasers) shall have exclusive ownership and sole “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of each Lock-Box, the Collection Accounts and the amounts on deposit therein. In case any authorized signatory of any Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Each Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse such Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Writings and Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than the Sellers or any Servicer.

Section 8.4 Responsibilities of the Sellers. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicers, the Originators or any Seller from any of their duties or obligations with respect to any Receivables or under the related Writings or Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Writings or Contracts, nor shall any of them be obligated to perform the obligations of any Seller.

Section 8.5 Reports. The Servicers shall prepare and forward to the Agent and each Financial Institution (i) on the 20th calendar day of each month and at such times as the Agent or the Required Purchasers shall request, a Monthly Report and (ii) at such times as the Agent or the Required Purchasers shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.

Section 8.6 Servicing Fees. In consideration of the agreement by each of the Persons listed on Schedule C to act as a Servicer hereunder, the Purchasers hereby agree that, so long as each of the Persons listed on Schedule C shall continue to perform as a Servicer hereunder, Seller shall pay over to such Persons collectively, a fee (the “Servicing Fee”) on each Settlement Date ~~(other than a Settlement Date relating to a CP (Tranche) Accrual Period)~~ for the immediately preceding Settlement Period equal to 1% (one percent) per annum of the lesser of the (a) the average Net Receivables Balance during such Settlement Period and (b) the average Capital of all Receivables during such period, as compensation for its servicing activities. Such Servicing Fee shall be allocated among the Persons listed on Schedule C as such parties shall mutually determine.

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ARTICLE IX

AMORTIZATION EVENTS

Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a) Any Seller Party shall fail (i) to make any payment or deposit of any amount consisting of Capital required hereunder when due, or (ii) to make any payment or deposit of any other amount required hereunder when due (including without limitation any Reimbursement Obligations or deposits required to be made to the LC Collateral Account) and such failure shall continue for two (2) consecutive Business Days, or (iii) to perform or observe any term, covenant or agreement set forth in Section 7.2 hereof, or (iv) to perform or observe any term, covenant or agreement set forth in Section 7.1(a)(iv), (a)(v), (a)(viii) or (c)(second sentence only), and such failure shall continue for thirty (30) consecutive days or (v) to perform or observe any other term, covenant or agreement hereunder (other than as referred to in clauses (i), (ii), (iii) or (iv) of this paragraph (a)) and such failure shall continue for five (5) consecutive Business Days.

(b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

(c) Failure of any Seller to pay any Indebtedness when due or the failure of any other Seller Party or Provider to pay Indebtedness when due in excess of $50,000,000 or the default by any Seller Party or Provider in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity or any such Indebtedness of any Seller Party or Provider shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d) (i) Any Seller Party or Provider shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, or (ii) any proceeding shall be instituted by or against any Seller Party or Provider seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Seller Party or Provider shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

(e) Any Seller shall fail to comply with the terms of Section 2.6 hereof and such failure shall not have been remedied within one Business Day.

(f) (i) As at the end of any calendar month, the average of the Default Ratios for the three most recently-ended calendar months shall exceed 4.50%, or (ii) as at the end of any calendar month, the average of the Dilution Ratios for the three most recently-ended calendar months shall exceed 2.25%, or (iii) as at the end of any calendar month, the average of the Delinquency Ratios for the three most recently-ended calendar months shall exceed 2.50%.

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(g) A Change of Control shall occur.

(h) (i) One or more final judgments for the payment of money shall be entered against any Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $50,000,000, individually or in the aggregate, shall be entered against any Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

(i) The “Termination Date” under and as defined in any Receivables Sale Agreement shall occur under any such Receivables Sale Agreement or any Seller or any Originator shall fail to observe any term or condition of any Receivables Sale Agreement or shall waive its right to enforce the terms and conditions of any Receivables Sale Agreement, or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to any Seller under any Receivables Sale Agreement (other than an Immaterial Originator which ceases to transfer Receivables subject to and in accordance with Section 1.7 of any Receivables Sale Agreement).

(j) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of any Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

(k) Provider shall fail to perform or observe any term, covenant or agreement required to be performed by it under any Performance Undertaking, or any Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Provider, or Provider shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

(l) Any Person shall be appointed as an Independent Manager of a Seller without prior notice thereof having been given to the Agent in accordance with Section 7.1(b)(vii) or without the written acknowledgement by the Agent that such Person conforms, to the satisfaction of the Agent, with the criteria set forth in the definition herein of “Independent Manager

(m) (i) Provider shall fail to own, free and clear of any Adverse Claims, in the aggregate, either directly or indirectly, 100% of the limited partnership interests of Dairy Group and 99.9% of the partnership interests of Dairy Group, or Dairy Group Receivables GP, LLC (f/k/a Suiza Receivables GP, LLC) shall fail to own, free

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and clear of any Adverse Claims (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement), 100% of the general partnership interests of Dairy Group and 0.1% of the partnership interests of Dairy Group, or Provider and Suiza Dairy Group, LLC shall fail to own, free and clear of any Adverse Claims (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement), in the aggregate, either directly or indirectly, 100% of the membership interests of Dairy Group Receivables GP, LLC.

(ii) Provider shall fail to own, free and clear of any Adverse Claims, in the aggregate, either directly or indirectly, 100% of the limited partnership interests of Dairy Group II and 99.9% of the partnership interests of Dairy Group II, or Dairy Group Receivables GP II, LLC shall fail to own, free and clear of any Adverse Claims (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement), 100% of the general partnership interests of Dairy Group II and 0.1% of the partnership interests of Dairy Group II, or Provider and Dean Dairy Holdings, LLC shall fail to own, free and clear of any Adverse Claims (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement), in the aggregate, either directly or indirectly, 100% of the membership interests of Dairy Group Receivables GP II, LLC.

(n) Interest Coverage Ratio. The Interest Coverage Ratio, determined for any period of four consecutive fiscal quarters ending on or about any date during any period set forth below, shall be less than the ratio set forth below opposite such period:

Period	Interest Coverage Ratio
~~11/24/2010 – 12/31/2011~~	~~2.50 to 1.00~~
~~3/31/2012 – 12/31/2012~~	~~2.75 to 1.00~~
3/31/2013 and thereafter	3.00 to 1.00

(o) Leverage Ratio. The Leverage Ratio, determined for any period of four consecutive fiscal quarters ending on or about any date during any period set forth below, shall be greater than the ratio set forth below opposite such period:

Period	Leverage Ratio
~~11/24/10 – 12/31/2011~~	~~5.75 to 1.00~~
~~3/31/2012 – 12/31/2012~~	~~5.50 to 1.00~~
3/31/2013 – 6/30/2013	5.25 to 1.00
9/30/2013 and thereafter	4.50 to 1.00

(p) Minimum Available Revolving Commitment. For each of the months of January, February, May, June and July of each fiscal year, if the Leverage Ratio for such month is greater than 4.25 to 1.00 (each such month, a “Subject Month”), the Provider shall fail to maintain an Available Revolving Commitment (as defined in the

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Dean Credit Agreement) at all times during such Subject Month of at least $50,000,000.00 under the Dean Credit Agreement; unless, at all times any such failure is continuing with respect to any Subject Month, the Servicers shall prepare and forward to the Agent and each Financial Institution a Weekly Report for each week during such Subject Month.

(q) Senior Secured Leverage Ratio. The Senior Secured Leverage Ratio, determined for any period of four consecutive fiscal quarters ending on or about any date during any period set forth below, shall be greater than the ratio set forth below opposite such period:

Period	Senior Secured Leverage Ratio
~~11/24/10 – 12/31/2011~~	~~4.25 to 1.00~~
~~3/31/2012 – 12/31/2012~~	~~3.75 to 1.00~~
3/31/2013 and thereafter	3.50 to 1.00

Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Purchasers shall, take any of the following actions: (i) replace any Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that (A) upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party and (B) upon the occurrence of an Amortization Event described in Section 9.1(a), 9.1(d) or 9.1(e), by three (3) Business Days’ notice to the Agent, each other Purchaser and the Administrative Seller, the affected Financial Institution in the case of a Section 9.1(a) Amortization Event and any Financial Institution in the case of a Section 9.1(d) or 9.1(e) Amortization Event may terminate its Commitment hereunder whereupon such Financial Institution shall be deemed to be a “Terminating Financial Institution” for the purposes hereof, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, (v) notify Obligors of the Purchasers’ interest in the Receivables, and (vi) notify Provider of the Purchaser’s interest in the Demand Notes, make demand for any and all payments due thereunder and direct that such payments be made directly to the Agent or its designee. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

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ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnities by the Seller Parties. Without limiting any other rights that the Agent, the LC Bank, any Purchaser, any Funding Source or any of their respective Affiliates may have hereunder or under applicable law, (A) each Seller hereby agrees to indemnify (and pay upon demand to) the Agent, the LC Bank, each Purchaser, each Funding Source and their respective Affiliates, assigns, officers, directors and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of any Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement, or the use of the proceeds of any purchase hereunder, or the acquisition, funding or ownership, either directly or indirectly, by a Purchaser or a Funding Source of a Purchaser Interest or of an interest in the Receivables, or any Receivable or any Contract or any Writing, or the issuance of any Letters of Credit in connection with this Agreement or the making of any Participation Advances in connection therewith, or any action of any Seller Party, any Originator or any Affiliate of any of the foregoing and (B) the Servicers hereby agree to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of any Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

(i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(iii) franchise taxes and taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to the Sellers secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, each Seller shall indemnify each Indemnified Party for Indemnified Amounts (including, without

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limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to any Seller or any Servicer) relating to or resulting from:

(i) any representation or warranty made by any Seller Party or any Originator in its capacity as seller under any Receivables Sale Agreement (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii) the failure by any Seller, any Servicer, any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Writing or Contract related thereto, or the nonconformity of any Receivable or Writing or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to the Writing or Contract;

(iii) any failure of any Seller, any Servicer, any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Writing or Contract or any Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Writing or Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Receivables at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase, a Reinvestment or drawings under any Letter of Credit, the ownership of the Purchaser Interests, the issuance of any

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Letters of Credit or any other investigation, litigation or proceeding relating to any Seller, any Servicer, any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) any Amortization Event described in Section 9.1(d);

(x) any failure of any Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of any Seller to give reasonably equivalent value to applicable Originator under the Receivables Sale Agreement to which it is a party in consideration of the transfer thereunder by such Originator of any Receivable or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

(xiii) any action or omission by any Seller Party that reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

(xiv) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

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(xv) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

Section 10.2 Increased Cost and Reduced Return.

(a) If any Regulatory ~~Change~~Requirement (i) subjects the LC Bank, any Purchaser or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or this Agreement or the LC Bank’s, a Purchaser’s or Funding Source’s obligations under a Funding Agreement or this Agreement, or on or with respect to the Receivables, any Letter of Credit or any Participation Advances, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement or this Agreement (except for changes in the rate of tax on the overall net income of a Purchaser or Funding Source or taxes excluded by Section 10.1) ~~or~~, (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of the LC Bank, a Funding Source or a Purchaser, or credit extended by the LC Bank, a Funding Source or a Purchaser pursuant to a Funding Agreement or this Agreement or (iii) imposes any other condition the result of which is to increase the cost to the LC Bank, a Funding Source or a Purchaser of performing its obligations under a Funding Agreement or this Agreement, or to reduce the rate of return on the LC Bank’s, a Funding Source’s or Purchaser’s capital or assets as a consequence of its obligations under a Funding Agreement or this Agreement, or to reduce the amount of any sum received or receivable by the LC Bank, a Funding Source or a Purchaser under a Funding Agreement or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, the Sellers shall pay to the Agent, for the benefit of the LC Bank, the relevant Funding Source or the Purchaser, as applicable, such amounts charged to such LC Bank, Funding Source or Purchaser or such amounts to otherwise compensate such LC Bank, Funding Source or such Purchaser for such increased cost or such reduction. The term “Regulatory ~~Change~~Requirement” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage) or any change therein after the date hereof or (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency; provided that for purposes of this definition, (x) the United States bank regulatory rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modification to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted on December 15, 2009, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (z) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar

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authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Regulatory ~~Change~~Requirement”, regardless of the date enacted, adopted, issued or implemented. The Sellers acknowledge that any LC Bank, Funding Source or Purchaser may institute measures in anticipation of a final or proposed Regulatory Requirement (including, without limitation, the imposition of internal charges on such LC Bank’s or Purchaser’s interests or obligations under this Agreement), and may commence allocating charges to or seeking compensation from the Sellers under this Section 10.2 in connection with such measures, in advance of the effective date of such final or proposed Regulatory Requirement, and the Sellers agree to pay such charges or compensation to the Agent, for the benefit of such LC Bank, Funding Source or Purchaser, following demand therefor without regard to whether such proposed Regulatory Requirement has been adopted or whether such effective date has occurred. The Sellers further acknowledge that any charge or compensation demanded hereunder may take the form of a monthly charge to be assessed by such LC Bank or Purchaser.

(b) A certificate of the applicable LC Bank, Purchaser or Funding Source setting forth the amount or amounts necessary to compensate such LC Bank, Purchaser or Funding Source pursuant to paragraph (a) of this Section 10.2 shall be delivered to the Sellers and shall be conclusive absent manifest error. The Sellers shall pay the Agent, for distribution to such LC Bank, Purchaser or Funding Source, the amount as due on any such certificate on the next Settlement Date following receipt of such notice.

(c) If any Purchaser or any Funding Source has or anticipates having any claim for compensation from the Seller pursuant to clause (iii) of the definition of Regulatory ~~Change~~Requirement appearing in paragraph (a) of this Section 10.2, and such Purchaser or Funding Source believes that having the facility publicly rated by one credit rating agency would reduce the amount of such compensation by an amount deemed by such Purchaser or Funding Source to be material, such Purchaser or Funding Source shall provide written notice to the Sellers and the Servicer (a “Ratings Request”) that such Purchaser or Funding Source intends to request a public rating of the facility from one credit rating agency selected by such Purchaser or Funding Source and reasonably acceptable to the Sellers, of at least “A” or its equivalent (the “Required Rating”). The Sellers and the Servicer agree that they shall cooperate with such Purchaser’s or Funding Source’s efforts to obtain the Required Rating, and shall provide the applicable credit rating agency (either directly or through distribution to the Agent, Purchaser or Funding Source), any information requested by such credit rating agency for purposes of providing and monitoring the Required Rating. The Purchasers shall pay the initial fees payable to the credit rating agency for providing the rating and the Sellers shall pay all ongoing fees payable to the credit rating agency for their continued monitoring of the rating. Nothing in this Section 10.2(c) shall preclude any Purchaser or Funding Source from demanding compensation from the Seller pursuant to Section 10.2(a) hereof at any time and without regard to whether the Required Rating shall have been obtained, or shall require any Purchaser or Funding Source to obtain any rating on the facility prior to demanding any such compensation from the Sellers.

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Section 10.3 Other Costs and Expenses. Each Seller shall reimburse the Agent, the LC Bank and each Purchaser on demand for all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of any auditors auditing the books, records and procedures of any Seller Party on behalf of the LC Bank or the Purchasers (subject to the limitations set forth in Section 7.1(d) with respect to annual audits), reasonable fees and out-of-pocket expenses of legal counsel for each Purchaser, the LC Bank and the Agent (which such counsel may be employees of any Purchaser, the LC Bank or the Agent) with respect thereto and with respect to advising any Purchaser, the LC Bank or the Agent as to their respective rights and remedies under this Agreement. Each Seller shall reimburse the Agent on demand for any and all costs and expenses of the Agent, the LC Bank and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Each Seller shall reimburse each Company on demand for all other costs and expenses incurred by such Company (“Other Costs”), including, without limitation, the cost of auditing such Company’s books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for such Company or any counsel for any shareholder of such Company with respect to advising such Company or such shareholder as to matters relating to such Company’s operations.

Section 10.4 Allocations. Each Company shall allocate the liability for Other Costs among the Sellers and other Persons with whom such Company has entered into agreements to purchase interests in receivables (“Other Sellers”). If any Other Costs are attributable to the Sellers and not attributable to any Other Seller, the Sellers shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to the Sellers, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by the applicable Company in its sole discretion and shall be binding on the Sellers and the Servicers.

Section 10.5 Accounting Based Consolidation Event. Upon demand by the Agent, the Sellers shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts as such Funding Source reasonably determines will compensate or reimburse such Funding Source for any (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Funding Source, (ii) reduction in the rate of return on such Funding Source’s capital or reduction in the amount of any sum received or receivable by such Funding Source or (iii) internal capital charge or other imputed cost determined by such Funding Source to be allocable to the Sellers or the transactions contemplated in this Agreement, in each case resulting from or in connection with the consolidation, for financial and/or regulatory accounting purposes, of all or any

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portion of the assets and liabilities of Company or, if applicable, its related commercial paper issuer, that are subject to this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of a Funding Source. Amounts under this Section 10.5 may be demanded at any time without regard to the timing of issuance of any financial statement by the Conduit or by any Funding Source. A certificate of the Funding Source setting forth the amount or amounts necessary to compensate such Funding Source pursuant to this Section 10.5 shall be delivered to the Sellers and shall be conclusive absent manifest error. The Sellers shall pay such Funding Source the amount as due on any such certificate on the next Settlement Date following receipt of such notice.

Section 10.6 Required Ratings. The Agent shall have the right at any time to request that a public rating of the Facility of at least “A” or its equivalent (the “Agent Required Rating”) be obtained from one credit rating agency acceptable to the Agent. Each of the Sellers and the Servicer agree that they shall cooperate with the Agent’s efforts to obtain the Agent Required Rating, and shall provide the Agent, for distribution to the applicable credit rating agency, any information requested by such credit rating agency for purposes of providing the Agent Required Rating. Any such request (a “Agent Ratings Request”) shall be in writing, and if the Agent Required Rating is not obtained within 60 days following the date of such Agent Ratings Request (unless the failure to obtain the Agent Required Rating is solely the result of the Agent’s failure to provide the credit rating agency with sufficient information to permit the credit rating agency to perform its analysis, and is not the result of the Sellers’ or the Servicer’s failure to cooperate or provide sufficient information to the Agent), (i) upon written notice by the Agent to the Sellers, which notice shall be given no less than 60 days following such failure to obtain the Agent Required Rating, the Amortization Date shall occur, and (ii) outstanding Capital shall thereafter incur the Default Fee. The Purchasers shall pay the initial fees payable to the credit rating agency for providing the Agent Required Rating, and the Sellers shall pay all ongoing fees payable to the credit rating agency for its continued monitoring of the Agent Required Rating.

ARTICLE XI

THE AGENT

Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints JPMorgan to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The LC Bank hereby designates and appoints JPMorgan to act as its agent hereunder and under each other Transaction Document in respect of protecting and maintaining the security interest granted under Section 14.14(b), and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser or the LC Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other

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Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and the LC Bank to the extent set forth herein, and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. The LC Bank and each Purchaser hereby authorizes the Agent to file such Uniform Commercial Code financing statements against the Seller Parties as it may deem necessary or desirable in its sole discretion.

Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to the LC Bank or any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to the LC Bank or any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from a Seller, the LC Bank or a Purchaser.

Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Sellers), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such

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advice or concurrence of the LC Bank, the Required Purchasers or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Financial Institutions, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the LC Bank and the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the LC Bank, the Required Purchasers or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon the LC Bank and all the Purchasers.

Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. The LC Bank and each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of any Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents, ratably based on the ratio of each Financial Institution’s Commitment to the aggregate Commitment, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents; provided that the Agent shall not be entitled to any indemnity or reimbursement under this Section 11.6 for any expenses resulting from the gross negligence or willful misconduct of the Agent, as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction.

Section 11.7 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Seller or any Affiliate of any Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests or the making of Participation Advances pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser (including any Purchaser that is an LC Participant) and may exercise the same as though it were not the Agent, and the terms “Financial Institution,” “Related Financial Institution,” “Purchaser,” “Financial Institutions,” “Related Financial Institutions,” “LC Participant” and “Purchasers” shall include the Agent in its individual capacity.

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Section 11.8 Successor Agent. The Agent may, upon five days’ notice to the Administrative Seller, the LC Bank and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Purchasers during such five-day period shall appoint, with the consent of the Administrative Seller, such consent not to be unreasonably withheld or delayed, from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Purchasers during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and the Sellers and the Servicers (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

ARTICLE XII

ASSIGNMENTS; PARTICIPATIONS

Section 12.1 Assignments. (a) Each Seller Party, the LC Bank, the Agent and each Purchaser hereby agree and consent to the complete or partial assignment by any Company of all or any portion of its rights under, interest in, title to and obligations under this Agreement to any Funding Source pursuant to any Funding Agreement or to any other Person, and upon such assignment, such Company shall be released from its obligations so assigned. Further, each Seller Party, the LC Bank, the Agent and each Purchaser hereby agree that any assignee of any Company of this Agreement or of all or any of the Purchaser Interests of any Company shall have all of the rights and benefits under this Agreement as if the term “Company” explicitly referred to and included such party (provided that (i) the Purchaser Interests of any such assignee that is a Company or a commercial paper conduit shall accrue CP Costs based on such Company’s Company Costs or on such commercial paper conduit’s cost of funds, respectively, and (ii) the Purchaser Interests of any other such assignee shall accrue Yield pursuant to Section 4.1), and no such assignment shall in any way impair the rights and benefits of any Company hereunder. Neither any Seller nor any Servicer shall have the right to assign its rights or obligations under this Agreement.

(b) Any Financial Institution may at any time and from time to time assign to one or more Persons (“Purchasing Financial Institutions”) all or any part of its rights and obligations under this Agreement (including in its capacity as an LC Participant, if applicable) pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of the Company in such selling Financial Institution’s Purchaser Group and the consent of the Administrative Seller shall be required prior to the effectiveness of any such assignment;

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provided, however, that in the event the Administrative Seller fails to consent to any proposed Purchasing Financial Institution during the thirty (30) day period following the Administrative Seller’s initial receipt of a request for its consent to any such assignment, only the consent of the Company in such selling Financial Institution’s Purchaser Group shall thereafter be required with respect to any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by ~~Standard & Poor’s Ratings Group~~S&P and P-1 by Moody~~’s Investor Service, Inc.~~’s and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or the Company in such selling Financial Institution’s Purchaser Group, an enforceability opinion in form and substance satisfactory to the Agent and such Company (such opinion may be delivered by in-house counsel of such assignee). Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution (including, without limitation, the applicable obligations of a Related Financial Institution) under this Agreement to the same extent as if it were an original party hereto and no further consent or action by any Seller, the Purchasers, the LC Bank or the Agent shall be required.

(c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by ~~Standard & Poor’s Ratings Group~~S&P and P-1 by Moody~~’s Investor Service, Inc.~~’s (an “Affected Financial Institution”), such Affected Financial Institution shall be obliged, at the request of the Company in such Affected Financial Institution’s Purchaser Group or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution in such Affected Financial Institution’s Purchaser Group or (y) another funding entity nominated by the Agent and acceptable to the Company in such Affected Financial Institution’s Purchaser Group, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution’s Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions in such Affected Financial Institution’s Purchaser Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Affected Financial Institution’s Purchaser Group.

Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Financial Institution’s Purchaser Group or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution’s rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and each Seller, the LC Bank, each Company and the Agent shall continue to deal solely and

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directly with such Financial Institution in connection with such Financial Institution’s rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

Section 12.3 Federal Reserve. Any Financial Institution may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Financial Institution to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Financial Institution from any of its obligations hereunder, or substitute any such pledgee or grantee for such Financial Institution as a party hereto.

Section 12.4 Replacement of Purchaser Groups. If any Purchaser or Funding Source requests compensation under Section 10.2(a), then the Sellers may, at their sole expense and effort (including payment of any applicable processing and recordation fees), upon notice to such Purchaser or Funding Source and the Agent, require each Purchaser in the related Purchaser Group to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.1), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Company or Financial Institution, as applicable, if a Company or Financial Institution accepts such assignment); provided, that (i) the Sellers shall have received the prior written consent of the Agent with respect to any assignee that is not already a member of a Purchaser Group hereunder, which consent shall not unreasonably be withheld, conditioned or delayed, (ii) each member of such assigning Purchaser Group shall have received payment of an amount equal to all outstanding Capital, accrued CP Costs and Yield in respect thereof, accrued fees and all other Aggregate Unpaids payable to it hereunder, from the assignee (to the extent of such outstanding Capital) or the Sellers (in the case of all other amounts) and (iii) such assignment will result in a reduction in such compensation or payments under Section 10.2(a). A Purchaser shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Purchaser or otherwise, the circumstances entitling the Sellers to require such assignment and delegation cease to exist.

ARTICLE XIII

INTENTIONALLY OMITTED

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Waivers and Amendments. (a) No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this

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Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Each Company, each Seller and the Agent, at the direction of the Required Purchasers, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that with respect to any modification or waiver, the Rating Agencies then rating the commercial paper notes issued by any Company shall have confirmed that the ratings of the commercial paper notes of such Company will not be downgraded or withdrawn as a result of such modification or waiver; and provided, further, that no such modification or waiver shall:

(i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by any Seller or any Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Pro Rata Share, any Company’s Pro Rata Share, any LC Participant’s LC Share, any Financial Institution’s Commitment or any Company’s Company Purchase Limit (other than, to the extent applicable, pursuant to Section 4.6), (E) amend, modify or waive any provision of the definition of Required Purchasers or this Section 14.1(b), (F) consent to or permit the assignment or transfer by any Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Loss Reserve,” “Yield and Servicer Reserve,” “Default Ratio,” “Delinquency Ratio,” “Dilution Reserve,” or “Dilution Ratio” or amend or modify Section 9.1(f) or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

(ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of the Administrative Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Purchasers and each Company may enter into amendments to modify any of the

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terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of any Seller Party, provided that such amendment has no negative impact upon such Seller Party and provided further that the Rating Agencies then rating the commercial paper notes issued by any Company shall have confirmed that the ratings of the commercial paper notes of such Company will not be downgraded or withdrawn as a result of such amendments. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon each Seller Party, the Purchasers and the Agent.

Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on Schedule E hereto or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 14.2. Each Seller hereby authorizes the Agent and the Purchasers to effect purchases and, selections of CP (Tranche) Accrual Periods, Tranche Periods and Discount Rates based on telephonic notices made by any Person whom the Agent or applicable Purchaser in good faith believes to be acting on behalf of such Seller. Each Seller agrees to deliver promptly to the Agent and each applicable Purchaser a written confirmation of each telephonic notice signed by an authorized officer of such Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent or applicable Purchaser, the records of the Agent or applicable Purchaser shall govern absent manifest error.

Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 14.4 Protection of Ownership Interests of the Purchasers. (a) Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or reasonably desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their

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rights and remedies hereunder. Without limiting the foregoing, each Seller will, upon the request of the Agent or the Required Purchasers, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Purchaser Interests. At any time after the occurrence and during the continuation of an Amortization Event, the Agent may, or the Agent may direct any Seller or any Servicer to, notify the Obligors of Receivables, at the Sellers’ expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. The Sellers or the Servicers (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.

(b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by the Sellers as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of any Seller as debtor and to file financing or continuation statements (and amendments thereto and assignments thereof) necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers and the LC Bank in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. The financing statements described in this Section 14.4(b) may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Agent may determine, in its sole and absolute discretion, is necessary, advisable or prudent to ensure the perfection and priority of the interests of the Purchasers in the Receivables, the Related Security and the Collections, and of the security interest granted hereunder, including, without limitation, describing such property as “all assets” or “all personal property” or “all assets, whether now owned or hereafter acquired” or “all personal property of the debtor, whether now owned or hereafter acquired”. This appointment is coupled with an interest and is irrevocable. The authorization set forth in the second sentence of this Section 14.4(b) is intended to meet all requirements for authorization by a debtor under Article 9 of any applicable enactment of the UCC, including, without limitation, Section 9-509 thereof.

Section 14.5 Confidentiality. (a) Each Seller Party, the LC Bank and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent, the LC Bank and each Purchaser and their respective businesses obtained by it or them in connection with the structuring,

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negotiating and execution of the transactions contemplated herein, except that such LC Bank, such Seller Party and such Purchaser and its officers and employees may disclose such information to such LC Bank’s, such Seller Party’s and such Purchaser’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or the Companies by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent or any Purchaser to any rating agency, Funding Source, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Company or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which JPMorgan, Rabobank, the SunTrust Company Agent or PNC acts as the administrative agent and to any officers, directors, employees, outside accountants, advisors and attorneys of any of the foregoing. In addition, the Purchasers (and credit enhancers to the Purchasers) and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation Section 1.6011-4(c).

Section 14.6 Bankruptcy Petition. Each Seller, the Servicers, the LC Bank, the Agent, each Financial Institution and each Company (except with respect to itself) hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Funding Source that is a special purpose bankruptcy remote entity or of any Company, it will not institute against, or join any other Person in instituting against, any such entity or any Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Company, the LC Bank, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against any Company, the LC Bank, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 14.11 Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

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(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5, 14.6, 14.7 and 14.18 shall be continuing and shall survive any termination of this Agreement.

Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 14.13 JPMorgan Roles. The LC Bank and each of the Purchasers acknowledges that JPMorgan acts, or may in the future act, (i) as administrative agent for the JPMorgan Company or any Financial Institution in the JPMorgan Company’s Purchaser Group, (ii) as issuing and paying agent for certain Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for certain Commercial Paper and (iv) to provide other services from time to time for the JPMorgan Company or any Financial Institution in the JPMorgan Company’s Purchaser Group (collectively, the “JPMorgan Roles”). Without limiting the generality of this Section 14.13, the LC Bank and each Purchaser hereby acknowledges and consents to any and all JPMorgan Roles and agrees that in connection with any JPMorgan Role, JPMorgan may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for the JPMorgan Company.

Section 14.14 Characterization. (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser (or the LC Bank, if applicable) with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to any Seller; provided, however, that (i) each Seller shall be liable to each Purchaser, the LC Bank and the Agent for all representations, warranties, covenants and indemnities made by such Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, the LC Bank or the Agent or any assignee thereof of any obligation of any Seller or any Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Writings or Contracts, or any other obligations of any Seller or any Originator.

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(b) In addition to any ownership interest that the Agent may from time to time acquire pursuant hereto, each Seller hereby grants to the Agent for the ratable benefit of the Purchasers (including in their capacities as LC Participants) and the LC Bank a valid and perfected security interest in all of such Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent, the LC Bank and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

Section 14.15 Withholding. The LC Bank and any Purchaser that is not incorporated under the laws of the United States of America, or a state thereof, agrees to deliver to the Agent (with copies to Seller) two duly completed copies of United States Internal Revenue Service Forms W-8BEN or W-8ECI, certifying in either case that such LC Bank or such Purchaser is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

Section 14.16 [Intentionally Omitted]

Section 14.17 Confirmation and Ratification of Terms.

(a) Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other Transaction Document, and any document, instrument or agreement executed and/or delivered in connection with the Original Agreement or any other Transaction Document, shall mean and be a reference to this Agreement.

(b) The other Transaction Documents and all agreements, instruments and documents executed or delivered in connection with the Original Agreement or any other Transaction Document shall each be deemed to be amended to the extent necessary, if any, to give effect to the provisions of this Agreement, as the same may be amended, modified, supplemented or restated from time to time.

(c) The effect of this Agreement is to amend and restate the Original Agreement in its entirety, and to the extent that any rights, benefits or provisions in favor of the Agent or any Purchaser existed in the Original Agreement and continue to exist in this Agreement without any written waiver of any such rights, benefits or provisions prior to the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after June 30, 2000. This Agreement is not a novation.

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(d) The parties hereto agree and acknowledge that any and all rights, remedies and payment provisions under the Original Agreement, including, without limitation, any and all rights, remedies and payment provisions with respect to (i) any representation and warranty made or deemed to be made pursuant to the Original Agreement, or (ii) any indemnification provision, shall continue and survive the execution and delivery of this Agreement.

(e) The parties hereto agree and acknowledge that any and all amounts owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise under or pursuant to the Original Agreement, immediately prior to the effectiveness of this Agreement shall be owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise, respectively, under or pursuant to this Agreement.

Section 14.18 Excess Funds. Each of the Sellers, each Servicer, each Purchaser, the LC Bank and the Agent agrees that any Company shall be liable for any claims that such party may have against such Company only to the extent that such Company has funds in excess of those funds necessary to pay matured and maturing Commercial Paper of such Company and to the extent such excess funds are insufficient to satisfy the obligations of such Company hereunder, such Company shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against such Company. Any and all claims against any Company shall be subordinate to the claims against such Company of the holders of such Company’s Commercial Paper and any Person providing liquidity support to such Company.

Section 14.19 Administrative Seller. Each Seller hereby irrevocably appoints Dairy Group as its agent and attorney-in-fact (the “Administrative Seller”) which appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by each of the Sellers that such appointment has been revoked and that another Seller has been appointed the Administrative Seller. Each Seller hereby irrevocably appoints and authorizes the Administrative Seller (i) to provide the Agent with all Purchase Notices and Letter of Credit Applications for the benefit of any Seller and all other notices and instructions under this Agreement or any Letter of Credit, (ii) to receive all notices and instructions from the Agent or any Purchaser hereunder or pursuant to any Letter of Credit and (iii) to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement or any Letter of Credit.

Section 14.20 Joint and Several.

(a) Each of the Sellers is accepting joint and several liability hereunder and under the other Transaction Documents in consideration of the financial accommodations to be provided by the Purchasers under this Agreement, for the mutual benefit, directly and indirectly, of each of the Sellers and in consideration of the undertakings of the other Seller to accept joint and several liability for the Aggregate Unpaids.

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(b) Each of the Sellers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Seller, with respect to the payment and performance of all of the Aggregate Unpaids, it being the intention of the parties hereto that all the Aggregate Unpaids shall be the joint and several obligations of each of the Sellers without preferences or distinction between them.

(c) Except as otherwise expressly provided in this Agreement, each Seller hereby waives notice of acceptance of its joint and several liability, notice of the occurrence of any Amortization Event or Potential Amortization Event, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Agent or any Purchaser under or in respect of the Aggregate Unpaids, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Seller hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Aggregate Unpaids, the acceptance of any payment of any of the Aggregate Unpaids, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or any Purchaser at any time or times in respect of any default by any Seller in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or any Purchaser in respect of any of the Aggregate Unpaids, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Aggregate Unpaids or the addition, substitution or release, in whole or in part, of any Seller. Without limiting the generality of the foregoing, each Seller assents to any other action or delay in acting or failure to act on the part of the Agent or any Purchaser with respect to the failure by any Seller to comply with any of its respective obligations, it being the intention of each Seller that, so long as any of the Aggregate Unpaids hereunder remain unsatisfied, the obligations of such Seller under this Section 14.19 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Seller under this Section 14.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Seller or the Agent or any Purchaser.

(d) Each Seller represents and warrants to the Agent and the Purchasers that such Seller is currently informed of the financial condition of the other Seller and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Aggregate Unpaids. Each Seller hereby covenants that such Seller will continue to keep informed of the other Seller’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Aggregate Unpaids.

(e) Each Seller agrees that the Agent and the Purchasers may, in their sole and absolute discretion, select the Receivables of any one of the Sellers for sale or application to the Aggregate Unpaids, without regard to the ownership of such Receivables, and shall not be required to make such selection ratably from the Receivables owned by any of the Sellers.

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(f) The provisions of this Section 14.19 are made for the benefit of the Agent, the Purchasers and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Sellers as often as occasion therefor may arise and without requirement on the part of the Agent, any Purchasers or any such successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Sellers or to exhaust any remedies available to it or them against any of the other Sellers or to resort to any other source or means of obtaining payment of any of the Aggregate Unpaids hereunder or to elect any other remedy. The provisions of this Section 14.19 shall remain in effect until all of the Aggregate Unpaids shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Aggregate Unpaids, is rescinded or must otherwise be restored or returned by the Agent or any Purchaser upon the insolvency, bankruptcy or reorganization of any of the Sellers, or otherwise, the provisions of this Section 14.19 will forthwith be reinstated in effect, as though such payment had not been made.

(g) Each Seller hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Seller with respect to any liability incurred by it hereunder or under any of the other Transaction Documents, any payments made by it to the Agent or any Purchaser with respect to any of the Aggregate Unpaids or any collateral security therefor until such time as all of the Aggregate Unpaids have been paid in full in cash. Any claim which any Seller may have against any other Seller with respect to any payments to the Agent or any Purchaser hereunder or under any other Transaction Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Aggregate Unpaids arising hereunder or thereunder, to the prior payment in full in cash of the Aggregate Unpaids and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Seller, its debts or its assets, whether voluntary or involuntary, all such Aggregate Unpaids shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Seller therefor.

(h) Each of the Sellers hereby agrees that, after the occurrence and during the continuance of any Amortization Event or Potential Amortization Event, the payment of any amounts due with respect to the indebtedness owing by any Seller to any other Seller is hereby subordinated to the prior payment in full in cash of the Aggregate Unpaids. Each Seller hereby agrees that after the occurrence and during the continuance of any Amortization Event or Potential Amortization Event, such Seller will not demand, sue for or otherwise attempt to collect any indebtedness of any other Seller owing to such Seller until the Aggregate Unpaids shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Seller shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Seller as trustee for the Agent and the Purchasers, and such Seller shall deliver any such amounts to the Agent for application to the Aggregate Unpaids in accordance with Article II.

(SIGNATURE PAGES FOLLOW)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

DAIRY GROUP RECEIVABLES, L.P., as Seller

By:	Dairy Group Receivables GP, LLC,
Its:	General Partner

DAIRY GROUP RECEIVABLES II, L.P., as Seller

By:	Dairy Group Receivables GP II, LLC,
Its:	General Partner

By:
Name:	Tim Smith
Title:	President and Treasurer

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CHARIOT FUNDING LLC, as a Company

By:	JPMorgan Chase Bank, N.A.
Its:	Attorney-In-Fact

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Financial Institution, LC Participant and as Agent

By:
Name:	:
Title:

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NIEUW AMSTERDAM RECEIVABLES CORPORATION, as a Company

By:
Name:
Title:

COOPERATIEVE CENTRALE RAIFFEISEN - BOERENLEENBANK B.A. “Rabobank International”, New York Branch, as a Financial Institution and LC Participant

By:
Name:
Title:

By:
Name:
Title:

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SUNTRUST BANK, as a Company, Financial Institution ~~and~~, LC Participant and SunTrust Company Agent

By:
Name:
Title:

~~SUNTRUST ROBINSON HUMPHREY, INC., as SunTrust Company Agent~~

~~By:~~
~~Name:~~
~~Title:~~

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MARKET STREET FUNDING LLC, as a Company

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Financial Institution, LC Participant and LC Bank

By:
Name:
Title:

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DEAN FOODS COMPANY, as a Provider

By:
Name:	Tim Smith
Title:	Senior Vice President and Treasurer

DEAN DAIRY HOLDINGS, LLC, as a Servicer SUIZA DAIRY GROUP, LLC, as a Servicer

By:
Name:	Tim Smith
Title:	Senior Vice President and Treasurer

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ALTA-DENA CERTIFIED DAIRY, LLC, as a Servicer

BERKELEY FARMS, LLC, as a Servicer

COUNTRY FRESH, LLC, as a Servicer

DEAN EAST, LLC as a Servicer

DEAN EAST II, LLC ~~as a Servicer~~

~~DEAN FOODS OF SOUTHERN CALIFORNIA, LLC,~~ as a Servicer

DEAN FOODS NORTH CENTRAL, LLC, as a Servicer

DEAN WEST, LLC, as a Servicer

DEAN WEST II, LLC, as a Servicer

GANDY’S DAIRIES, LLC, as a Servicer

GARELICK FARMS, LLC, as a Servicer

LAND-O-SUN DAIRIES, LLC, as a Servicer

MAYFIELD DAIRY FARMS, LLC, as a Servicer

MIDWEST ICE CREAM COMPANY, LLC, as a Servicer

MODEL DAIRY, LLC, as a Servicer

REITER DAIRY, LLC, as a Servicer

SHENANDOAH~~’~~’S PRIDE, LLC, as a Servicer

SOUTHERN FOODS GROUP, ~~LLC, as a Servicer~~

~~SWISS II,~~ LLC, as a Servicer

TUSCAN/LEHIGH DAIRIES, INC., as a Servicer

VERIFINE DAIRY PRODUCTS OF SHEBOYGAN, LLC, as a Servicer

By:
Name:	Tim Smith
Title:	Vice President and Treasurer

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EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted LC Participation Amount” means, at any time, the excess, if any, of the LC Participation Amount over the amount of cash collateral held in the LC Collateral Account at such time. For the avoidance of doubt, the Adjusted LC Participation Amount shall never be less than zero.

~~“Adjusted LIBO Rate” means for any Tranche Period an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) LIBO multiplied by (b) the Statutory Reserve Rate.~~

“Administrative Seller” has the meaning set forth in Section 14.19.

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affected Financial Institution” has the meaning specified in Section 12.1(c).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agent Ratings Request” has the meaning set forth in Section 10.6.

“Agent Required Rating” has the meaning set forth in Section 10.6.

“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.3.

“Aggregate Reserves” means, on any date of determination, the sum of the Loss Reserve, the Dilution Reserve, and the Yield and Servicer Reserve.

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“Aggregate Unpaids” means, at any time, an amount equal to the sum of all Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

“Agreement” means this Fifth Amended and Restated Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the ~~Adjusted~~ LIBO Rate for a one month period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus ~~the Drawn Liquidity Spread,~~1%; provided that, for the avoidance of doubt, the ~~Adjusted~~ LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the ~~Adjusted~~ LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the ~~Adjusted~~ LIBO Rate, respectively.

“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, (iv) the Business Day specified in a written notice from the Agent following the failure to obtain the Agent Required Rating within 60 days following delivery of an Agent Ratings Request to the Sellers and the Servicer in accordance with Section 10.6, which date shall not be less than 60 days following the failure to obtain such Required Rating and (v) the date which is 15 Business Days after the Agent’s receipt of written notice from Administrative Seller that it wishes to terminate the facility evidenced by this Agreement.

“Assignment Agreement” has the meaning set forth in Section 12.1(b).

“Authorized Officer” means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

“Broken Funding Costs” means for any Purchaser Interest that: (i) has its Capital reduced (A) without compliance by the Administrative Seller with the notice requirements hereunder or (B) in the case of any Purchaser Interest of any Pool Company other than any Purchaser Interest funded substantially with Pooled Commercial Paper, on any date other than a Settlement Date hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned or funded pursuant to a Funding Agreement or otherwise transferred or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if

Exh. I-2

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any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the applicable Purchaser to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received net of any costs of redeployment of funds during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to the Sellers the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York, Atlanta, Georgia,Chicago, Illinois or Pittsburgh, Pennsylvania or any other city specified in writing by a Purchaser to the Agent, each other Purchaser and the Administrative Seller, and The Depository Trust Company of New York and the commercial paper markets are open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

“Capital” of any Purchaser Interest means, at any time, (A) without duplication, (i) the Purchase Price of such Purchaser Interest, plus (ii) with respect to any Purchaser that is an LC Participant, any amounts paid by such LC Participant to the LC Bank in respect of a Participation Advance made by such LC Participant to the LC Bank pursuant to Section 1.9 of the Agreement, plus (iii) with respect to the Purchaser that is the LC Bank, any amounts paid by the LC Bank with respect to all drawings under the Letter of Credit to the extent such drawings have not been reimbursed by the Seller or funded by Participation Advances, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent or the applicable Purchaser that in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Change of Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock or other equity interest of any Seller Party.

Exh. I-3

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“Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) that has been written off a Seller’s books as uncollectible, (iv) that, consistent with the applicable Originator’s Credit and Collection Policy, would be written off a Seller’s books as uncollectible, (v) that has been identified by a Seller as uncollectible or (vi) as to which any payment, or part thereof, remains unpaid for 90 days or more from the original invoice date for such payment.

“Collateral Agent” means JPMorgan Chase Bank, National Association, in its capacity as administrative agent under the Dean Credit Agreement.

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and that is listed on Exhibit IV.

“Collection Account Agreement” means each agreement substantially in the form of Exhibit VI, or such other form as may be acceptable to the Agent, among the applicable Originator, a Seller, Collection Bank and the Agent, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collection Notice” means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank or any similar or analogous notice from the Agent to a Collection Bank.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Commercial Paper” means promissory notes of any Company issued by such Company in the commercial paper market.

“Commitment” means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from the Sellers to the extent that the Company in such Financial Institution’s Purchaser Group declines to purchase such Purchaser Interest, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 4.6 hereof) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor. If the context so requires, “Commitment” also refers to a Purchaser’s obligation to make Participation Advances and/or issue Letters of Credit hereunder.

Exh. I-4

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RECEIVABLES PURCHASE AGREEMENT

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Costs” means:

(i) for any Purchaser Interest purchased by the JPMorgan Company and funded substantially with Pooled Commercial Paper, for any day, for any day, an amount equal to (i) the product of (A) the Daily/30 Day LIBOR Rate in respect of such day, and (B) the aggregate Capital associated with each Purchaser Interest that shall have been funded by the Conduit Purchaser with the issuance of Commercial Paper, divided by (ii) 360. “Daily/30 Day LIBOR Rate” shall mean, for any day, a rate per annum equal to the thirty (30) day London-Interbank Offered Rate appearing on the Bloomberg BBAM (British Bankers Association) Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on such day or, if such day is not a Business Day in London, the immediately preceding Business Day in London. In the event that such rate is not available on any day at such time for any reason, then the “Daily/30 Day LIBOR Rate” for such day shall be the rate at which thirty (30) day U.S. Dollar deposits of $5,000,000 are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) on such day; and if the Agent is for any reason unable to determine the Daily/30 Day LIBOR Rate in the foregoing manner or has determined in good faith that the Daily/ 30 Day LIBOR Rate determined in such manner does not accurately reflect the cost of acquiring, funding or maintaining a Purchaser Interest, the Daily/30 Day LIBOR Rate for such day shall be the Alternate Base Rate;

(ii) for any Purchaser Interest purchased by any Pool Company other than any Purchaser Interest funded substantially with Pooled Commercial Paper, an amount equal to the Capital of such Purchaser Interest multiplied by a per annum rate equivalent to the “weighted average cost” (as defined below) related to the issuance of Commercial Paper of such Pool Company that is allocated, in whole or in part, to fund such Pool Company’s Pro Rata Share of Aggregate Capital (and which may also be allocated in part to the funding of other assets of such Pool Company); provided, however, that if any component of such rate is a discount rate, in calculating such rate for such Pool Company’s Pro Rata Share of the Aggregate Capital for such date, the rate used to calculate such component of such rate shall be a rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, the “weighted average cost” shall consist of (x) the actual interest rate paid to purchasers of Commercial Paper issued by such Pool Company, (y) the costs associated with the issuance of such Commercial Paper (including dealer fees and commissions to placement agents), and (z) interest on other borrowing or funding sources by such Pool Company, including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market;

Exh. I-5

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(iii) for any Purchaser Interest purchased by the Rabo Company and funded substantially with Pooled Commercial Paper, for any day, an amount equal to the Capital of such Purchaser Interest multiplied by a rate per annum equal to the weighted average of the per annum rates paid or payable by the Rabo Company from time to time as interest on Commercial Paper (by means of interest rate hedges or otherwise and taking into consideration any incremental carrying costs associated with Commercial Paper issued by the Rabo Company maturing on dates other than those certain dates on which the Rabo Company is to receive funds) in respect of Commercial Paper issued by the Rabo Company that are allocated, in whole or in part, by Rabobank (or other agent of the Rabo Company) on behalf of the Rabo Company to fund or maintain the Capital of the Rabo Company during such period, as determined by Rabobank (or other agent of the Rabo Company) on behalf of the Rabo Company, which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such Commercial Paper, to the extent such commissions are reasonably allocated, in whole or in part, to such Commercial Paper by Rabobank (or other agent of the Rabo Company) on behalf of the Rabo Company and (ii) other borrowings by the Rabo Company, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided that if any component of such rate is a discount rate, in calculating the Company Costs, Rabobank (or other agent of the Rabo Company) shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. In addition to the foregoing costs, if the Administrative Seller shall request any Purchaser Interest during any period of time determined by the Rabo Company in its sole discretion to result in incrementally higher Company Costs with respect to the Rabo Company applicable to such Purchaser Interest, the Capital associated with any such Purchaser Interest shall, during such period, be deemed to be funded by the Rabo Company in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional Company Costs applicable only to such special pool and charged each day during such period against such Capital. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue Company Costs with respect to the Rabo Company each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by the Rabo Company and funded substantially with Pooled Commercial Paper. For each Settlement Period, the Rabo Company shall calculate its aggregate Company Costs for such Settlement Period and report such Company Costs to the Administrative Seller pursuant to Section 3.3 of this Agreement; and

(iv) ~~for any Purchaser Interest purchased by the SunTrust Company, for any day, the Capital of such Purchaser Interest multiplied by the per annum rate equivalent to the Adjusted LIBO Rate as calculated for a Tranche Period equal to the related CP (Pool) Accrual Period; provided~~, ~~that if any Purchaser is funding its Purchaser Interests through a Financial Institution and such Purchaser Interest is accruing Yield at~~

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~~either the LIBO Rate or the Alternate Base Rate, SunTrust Bank shall be entitled to fund its Purchaser Interests in its capacity as a Financial Institution rather than in its capacity as a Company and such Purchaser Interests shall accrue Yield at either the LIBO Rate of the Alternate Base Rate, as applicable;(v)~~ for any Purchaser Interest purchased by the PNC Company, for any day, the Capital of such Purchaser Interest multiplied by the per annum rate equivalent to the weighted average cost (as determined by PNC and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to the notes issued by the PNC Company maturing on dates other than those on which corresponding funds are received by the PNC Company, other borrowings by the PNC Company and any other costs associated with the issuance of the PNC Company’s notes) of or related to the issuance of notes by the PNC Company that are allocated, in whole or in part, by PNC to fund or maintain the Capital associated with such Purchaser Interest (and which may be also allocated in part to the funding of other assets of the PNC Company); provided, that if any component of such rate is a discount rate, in calculating the “Company Costs” for such Purchaser Interest, PNC shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, each Seller Party agrees that any amounts payable to the PNC Company in respect of Company Costs shall include an amount equal to the portion of the face amount of the outstanding notes issued by the PNC Company to fund or maintain the Capital associated with such Purchaser Interest that corresponds to the portion of the proceeds of such notes that was used to pay the interest component of maturing notes issued to fund or maintain such Capital, to the extent that the PNC Company had not received payments of interest in respect of such interest component prior to the maturity date of such maturing notes (for purposes of the foregoing, the “interest component” of such notes equals the excess of the face amount thereof over the net proceeds received by the PNC Company from its issuance of notes, except that if such notes are issued on an interest-bearing basis, its “interest component” will equal the amount of interest accruing on such notes through maturity).

“Company Purchase Limit” means, for each Company, the purchase limit of such Company with respect to the purchase of Purchaser Interests from the Sellers, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Company’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including Section 4.6(a)) and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

“Concentration Limit” means, at any time, (a) for any Level 1 Rated Obligor, 9%, (b) for any Level 2 Rated Obligor, 7%, (c) for any Level 3 Rated Obligor, 5%, (d) for any Unrated Obligor, 2.25%, (e) for Wal-Mart Stores, Inc., 25%, for so long as its short-term credit rating is at least “A-1” from ~~Standard and Poor’s~~S&P and at least “P1” from ~~Moodys Investors Service, Inc.~~Moody’s and its long-term credit rating is at least “A” from ~~Standard and Poor’s~~S&P and at least “A2” from ~~Moodys Investors Service, Inc.~~Moody’s, and otherwise in accordance with the other Concentration Limits set forth herein (including clauses (a) through (d) of this definition), and (f) for any other Obligor designated by Agent, such other percentage as Agent may designate (each of (e)

Exh. I-7

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and (f), a “Special Concentration Limit”); provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that the Required Purchasers may, upon not less than five Business Days’ notice to Seller, cancel any Special Concentration Limit.

“Consent Notice” has the meaning set forth in Section 4.6(a).

“Consent Period” has the meaning set forth in Section 4.6(a).

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

“Contract” means, with respect to any Receivable, any and all written or oral agreements pursuant to which such Receivable arises or that evidences such Receivable.

“CP (Pool) Accrual Period” means, with respect to any Purchaser Interest held by any Pool Company and funded substantially with Pooled Commercial Paper, each calendar month.

“CP (Tranche) Accrual Period” means with respect to any Purchaser Interest held by any Pool Company other than any Purchaser Interest funded substantially with Pooled Commercial Paper, a period of at least 1 day and not to exceed 90 days as selected by Seller pursuant to Section 3.4 and approved by the Agent; provided, however, that (i) any CP (Tranche) Accrual Period (other than of one day) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, (ii) in the case of CP (Tranche) Accrual Periods of one day, (A) the initial CP (Tranche) Accrual Period shall be the day of the related Incremental Purchase; and (B) any subsequently occurring CP (Tranche) Accrual Period that is one day shall, if the immediately preceding CP (Tranche) Accrual Period is more than one day, be the last day of such immediately preceding CP (Tranche) Accrual Period, and if the immediately preceding CP (Tranche) Accrual Period is one day, be the day next following such immediately preceding CP (Tranche) Accrual Period; and (iii) in the case of any CP (Tranche) Accrual Period that commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such CP (Tranche) Accrual Period shall end on the Amortization Date. The duration of each CP (Tranche) Accrual Period that commences after the Amortization Date shall be of such duration as selected by the applicable Company.

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“CP Costs” means, for each day, the aggregate discount or yield accrued with respect to the Purchaser Interests of each respective Company as determined in accordance with the definition of “Company Costs.”

“Credit and Collection Policy” means each Originator’s credit and collection policies and practices relating to Writings, Contracts and Receivables existing on the date such Originator became party to the related Receivables Sale Agreement and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

“Days Sales Outstanding” means for each month an amount equal to the product of (a) the quotient of (i) the Outstanding Balance of all Receivables calculated on the first day of such month as the beginning balance for such month divided by (ii) the aggregate amount of Collections of all Receivables received during such month, multiplied by (b) 30.

“Dean Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of April 2, 2007, as amended and restated as of June 30, 2010, and as further modified by Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of December 9, 2010, each by and among Dean Foods Company, JPMorgan Chase Bank, National Association, as agent, the other agents party thereto and the financial institutions party thereto as lenders, without giving effect to any further amendments or other modifications thereof.

“Dean Dairy Holdings” means Dean Dairy Holdings, LLC, a Delaware limited liability company.

“Dean Receivables Sale Agreement” means the Dean Receivables Sale Agreement, dated as of May 15, 2002 and effective for all purposes as of March 31, 2002, by and among Alta-Dena Holdings, Inc., Alta-Dena Certified Dairy, Inc., Berkeley Farms, Inc., Creamland Dairies, Inc., Dean Foods Company of Indiana, Inc., Dean Milk Company, Inc., Dean Foods North Central, Inc., Dean Foods Ice Cream Company, Dean Foods Company of California, Inc., Dean Dairy Products Company, Gandy’s Dairies, Inc., Liberty Dairy Company, Mayfield Dairy Farms, Inc., McArthur Dairy, Inc., Meadow Brook Dairy Company, Purity Dairies, Incorporated, Reiter Dairy, Inc., Ryan Foods North Central, Inc. Ryan Foods Company, LLC, T. G. Lee Foods, Inc., Verifine Dairy Products Corporation of Sheboygan, Inc. and Dairy Group II, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Deemed Collections” means the aggregate of all amounts the Sellers shall have been deemed to have received as a Collection of a Receivable. The Sellers shall be deemed to have received a Collection of a Receivable at any time (i) to the extent that the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount, rebate or any adjustment or otherwise by any Seller (other than cash Collections on account of the Receivables and other than Receivables that, consistent with the applicable Originator’s Credit and

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Collection Policy, have been written off a Seller’s books as uncollectible other than as a result of any of the other conditions or events set forth in this definition) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to such Receivable or (iii) the failure of any Contract with respect to such Receivable to create a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon or (iv) the failure of any Writing to give rise to a valid and enforceable Receivable in the amount of the Outstanding Balance thereof.

“Default Fee” means with respect to any amount due and payable by any Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 4% above the Alternate Base Rate.

“Default Ratio” means, as at the end of any calendar month, a percentage equal to (a) the sum of (i) the Outstanding Balance of all Receivables as to which any payment, or part thereof, remains unpaid for 90 days or more from the original invoice date for such payment plus (ii) the Outstanding Balance of all Receivables that were written off each Seller’s books as uncollectible during such calendar month, divided by (b) the aggregate Outstanding Balance of all Receivables.

“Defaulted Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 90 days or more from the original invoice date for such payment.

“Delinquency Ratio” means, for a calendar month, a percentage equal to (a) the Outstanding Balance of all Delinquent Receivables as at the end of such calendar month divided by (b) the Outstanding Balance of all Receivables.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for at least 60 days but not more than 90 days from the original invoice date for such payment.

“Demand Notes” means each of (i) that certain promissory note, dated as of December 21, 2001, by Dean Foods Company (as successor-in-interest to Suiza Foods Corporation) in favor of Dairy Group, in the maximum principal sum of $21,325,653, as amended, renewed, supplemented or otherwise modified from time to time and (ii) that certain promissory note, dated as of May 15, 2002 and effective for all purposes as of March 31, 2002, by Dean Foods Company in favor of Dairy Group II, in the maximum principal sum of $13,181,876, as amended, renewed, supplemented or otherwise modified from time to time.

“Dilution Ratio” means, as at the end of any calendar month, a percentage equal to (i) the aggregate amount of all Dilutions arising during such calendar month (other than Rebate/Billbacks) with respect to all Receivables divided by (ii) the aggregate amount of sales by all Originators for the calendar month ending two months prior to such calendar month.

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“Dilution Reserve” means an amount equal to the result of multiplying the Net Receivables Balance by the greater of (a) ~~6.00~~5.00% and (b) the following:

((Stress Factor ~~X~~x ED + ((DS-ED) ~~X~~x (DS/ED))) ~~X~~x DHR) + MRA

~~where:~~Where:

~~ED =~~	~~the average of the Dilution Ratios for the twelve most recently-ended calendar months.~~

~~DS =~~	~~the highest of the average Dilution Ratios for any two-calendar-month period occurring during the twelve most recently-ended calendar months.~~

~~DHR =~~	~~the result of dividing the aggregate amount of all sales by all Originators during the prior one and a half calendar months by the Net Receivables Balance.~~

~~MRA =~~	~~3.00% at any time when the Servicers shall have failed to deliver a consolidating Monthly Report pursuant to Section 8.5 that is in form and substance satisfactory to the Agent in its sole discretion and at all other times and at any time when the Agent in its sole discretion, shall otherwise determine, 0.00%.~~

ED	=	the average of the Dilution Ratios for the twelve most recently-ended calendar months

DS	=	the highest of the average Dilution Ratios for any two-calendar month period occurring during the twelve most recently-ended calendar months

DHR	=	the result of dividing the aggregate amount of all sales by all Originators during the prior one and a half calendar months by the Net Receivables Balance

MRA	=	3.00%, at any time when the Servicers shall have failed to deliver a consolidating Monthly Report pursuant to Section 8.5 that is in form and substance satisfactory to the Agent in its sole discretion and, at all other times and at any time when the Agent in its sole discretion shall otherwise determine, 0.00%.

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“Dilutions” means, for each calendar month, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections” during such month (other than Rebate/Billbacks).

“Discount Rate” means the LIBO Rate or the Alternate Base Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions.

“Drawing Date” shall have the meaning set forth in Section 1.9.

“Drawn Liquidity Spread” means 3%.

“Effective Date” means April 2, 2007.

“Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; and (c) is not a federal or state government or a federal or state governmental subdivision or agency, except as permitted by clause (xxi) of this definition,

(ii) in the case of any Receivable the Obligor of which is a Top Twenty-Five Obligor, such Obligor is not the Obligor of Defaulted Receivables the aggregate Outstanding Balance of which constitutes more than 25% of the Outstanding Balance of all Receivables of such Obligor,

(iii) that is not a Charged-Off Receivable or a Delinquent Receivable,

(iv) that (a) by its terms is due and payable within 30 days of the original billing date therefor and has not had its payment terms extended or (b) that by its terms is due and payable within 90 days of the original billing date therefor and has not had its payment terms extended, the Outstanding Balance of which, when combined with all other Eligible Receivables that are due and payable within 90 days of the original billing date therefor, does not exceed an amount equal to 5% of the Outstanding Balance of all Receivables; provided, however, that in the case of the foregoing clauses (a) and (b), no such Receivable shall be considered an Eligible Receivable to the extent of the Outstanding Balance relating to any goods giving rise to such Receivable that are provided on a “bill and hold” basis (i.e., are billed but held or stored at a warehouse prior to shipment to the Obligor of such Receivable) for so long as such goods are so held are stored;

(v) that is an “account” or “chattel paper” within the meaning of the UCC of all applicable jurisdictions,

(vi) that is denominated and payable only in United States dollars in the United States,

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(vii) that arises either (A) under a Contract that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms or (B) under a Writing to the extent that such Receivable is the legal, valid and binding obligation of the related Obligor,

(viii) that arises under a Writing or Contract that (A) does not require the Obligor under such Writing or Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Writing or Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Writing or Contract,

(ix) that arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator or pursuant to a Writing that evidences the amount to be paid,

(x) that, together with the Writing or Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Writing or Contract related thereto is in violation of any such law, rule or regulation,

(xi) that satisfies all applicable requirements of the applicable Credit and Collection Policy,

(xii) that was generated in the ordinary course of the applicable Originator’s business,

(xiii) that arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

(xiv) as to which the Agent has not notified the Administrative Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Writing or Contract that is not acceptable to the Agent,

(xv) that is not subject to any right of rescission, setoff, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Writing or

Exh. I-13

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Contract, or defective goods returned in accordance with the terms of the Writing or Contract); provided, however, that only that portion of such Receivable that is subject to any such right of rescission, set-off, counterclaim, other defense or Adverse Claim shall be considered to be ineligible pursuant to this clause (xv),

(xvi) that is not the subject of a Rebate/Billback; provided, however, that only that portion of such Receivable that is subject to such Rebate/Billback shall be considered to be ineligible pursuant to this clause (xvi),

(xvii) as to which the applicable Originators has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(xviii) all right, title and interest to and in which has been validly transferred by the applicable Originators directly to a Seller under and in accordance with a Receivables Sale Agreement, and such Seller has good and marketable title thereto free and clear of any Adverse Claim,

(xix) that represents all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended,

(xx) the Obligor of which is a local municipality that, when the Outstanding Balance of which is aggregated with the Outstanding Balances of all other Eligible Receivables the Obligors of which are local municipalities, does not exceed 10% of the aggregate Outstanding Balance of all Eligible Receivables,

(xxi) the Obligor of which is a federal or state government or a federal or state governmental subdivision or agency that, when the Outstanding Balance of which is aggregated with the Outstanding Balances of all other Eligible Receivables the Obligors of which are federal or state governments or a federal or state governmental subdivisions or agencies, does not exceed 3.0% of the aggregate Outstanding Balance of all Eligible Receivables, and

(xxii) that otherwise satisfies the Concentration Limits set forth herein.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Extension Notice” has the meaning set forth in Section 4.6(a).

“Facility Account” means Dairy Group’s Account No. 2000013850892 at Wachovia Bank, National Association (formerly known as First Union National Bank), ABA No. 053000219.

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“Facility Termination Date” means the earlier of (i) the Liquidity Termination Date and (ii) the Amortization Date.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Federal Funds Effective Rate” means for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if any Financial Institution is borrowing overnight funds on any day from a Federal Reserve Bank to make or maintain such Financial Institution’s funding of all or any portion of a Purchaser Interest hereunder, the Federal Funds Effective Rate, at the option of such Financial Institution, for such Financial Institution shall be the average rate per annum at which such overnight borrowings are made on any such day. Each determination of the Federal Funds Effective Rate shall be conclusive and binding on the Administrative Seller and the Seller Parties, except in the case of manifest error.

“Fee Letter” means the Amended and Restated Master Fee Letter, dated as of September 28, 2011, by and among each Seller, each Purchaser, the Agent and the LC Bank, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Finance Charges” means, with respect to a Writing or Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Writing or Contract.

“Financial Institutions” has the meaning set forth in the preamble in this Agreement.

“Fronting Fees” has the meaning set forth in Section 1.7(e).

“Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of a Company.

“Funding Source” means with respect to any Company (i) such Company’s Related Financial Institution(s) or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to such Company.

“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

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“Government Receivable” means a Receivable the Obligor of which is the United States federal government, a state or local government, a governmental subdivision of the United States federal government or of a state or local government, or an agency of the United States federal government or of a state or local government. For the purposes of this definition the phrase “state or local government” means a state or local government of a state, city or municipality located within the fifty states of the United States or the District of Columbia.

“Governmental Acts” shall have the meaning set forth in Section 1.15.

“Group Capital” means, with respect to any Purchaser Group at any time, the aggregate outstanding Capital of all Purchasers within such Purchaser Group.

“Group Capital Limit” means, with respect to any Purchaser Group at any time, an amount equal to (a) the sum of the Company Purchase Limits of the Companies in such Purchaser Group minus (b) the sum of the LC Shares of the LC Participation Amounts of the LC Participants in such Purchaser Group.

“Immaterial Originator” means any Originator as to which the aggregate Outstanding Balance of all Receivables sold by such Originator to the applicable Seller under the applicable Receivables Sale Agreement as of any date of determination is less than 10% of the aggregate Outstanding Balance of all Receivables sold by all Originators party thereto to such Seller under such Receivables Sale Agreement as of such date.

“Incremental Purchase” means a purchase of one or more Purchaser Interests that increases the total outstanding Aggregate Capital hereunder.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations that are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

“Independent Manager” shall mean a manager of the limited liability company that is the general partner of any Seller who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a manager of the Seller or a limited liability company that is the general partner of such Seller, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): any Servicer, any Seller, any Originator, or any of their respective Subsidiaries or Affiliates (other than an independent manager of a special

Exh. I-16

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purpose bankruptcy remote entity organized for the purpose of providing financing to either Seller through the securitization or other similar transfer, pledge or conveyance of accounts receivable), (B) the beneficial owner (at the time of such Person’s appointment as an Independent Manager or at any time thereafter while serving as an Independent Manager) of any of any partnership interest of either Seller, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights, (C) a supplier to any of the Independent Parties, (D) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties, or (E) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director or independent manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of April 2, 2007, by and between the Agent and JPMorgan Chase Bank, National Association, as administrative agent under the Dean Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Interest Coverage Ratio” shall have the meaning set forth on Annex A to this Exhibit I.

“JPMorgan” means JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)) in its individual capacity and its successors.

“JPMorgan Company” means Falcon Asset Securitization Company LLC (formerly Falcon Asset Securitization Corporation), a Delaware corporation, together with its successors and assigns.

“LC Adjustment Percentage” means, as of any date of determination, the percentage equal to (i) Aggregate Capital, divided by (ii) the sum of Aggregate Capital and the Adjusted LC Participation Amount.

“LC Amount” means the dollar amount set forth next to each LC Participant’s name on Schedule A to this Agreement.

“LC Bank” has the meaning set forth in the preamble in this Agreement.

“LC Collateral Account” means the account designated as the LC Collateral Account established and maintained by the Agent (for the benefit of the LC Bank and the LC Participants), or such other account as may be so designated as such by the Agent.

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“LC Fees” means, collectively, Fronting Fees and Other LC Fees.

“LC Participant” means each Financial Institution and its permitted successors and assigns in such capacity.

“LC Participation Amount” means at any time, the sum of the amounts then available to be drawn under all outstanding Letters of Credit.

“LC Share” means for each LC Participant, a percentage equal to (i) the Commitment of such LC Participant at such time, divided by (ii) the aggregate of the Commitments of all LC Participants at such time.

“Letter of Credit” means any stand-by letter of credit issued by the LC Bank for the account of any Seller or Originator or Originator’s designee (which designee shall be an Affiliate of the Sellers and the Originators) pursuant to this Agreement.

“Letter of Credit Application” shall have the meaning set forth in Section 1.7(a).

“Level 1 Rated Obligor” shall mean each Obligor rated by either ~~Standard and Poor’s or Moodys Investors Service, Inc.~~ S&P or Moody’s that is rated at least A+ by ~~Standard and Poor’s~~S&P, if rated by ~~Standard and Poor’s~~S&P, and at least A1 by ~~Moodys Investors Service, Inc~~ Moody’s, if rated by ~~Moodys Investors Service, Inc~~ Moody’s.

“Level 2 Rated Obligor” shall mean each Obligor rated by either ~~Standard and Poor’s or Moodys Investors Service, Inc.~~ S&P or Moody’s, other than a Level 1 Rated Obligor, that is rated at least A by ~~Standard and Poor’s~~S&P, if rated by ~~Standard and Poor’s~~S&P, and at least A2 by ~~Moodys Investors Service, Inc~~ Moody’s, if rated by ~~Moodys Investors Service, Inc~~Moody’s.

“Level 3 Rated Obligor” shall mean each Obligor rated by either ~~Standard and Poor’s or Moodys Investors Service, Inc.~~ S&P or Moody’s, other than a Level 1 Rated Obligor or a Level 2 Rated Obligor, that (x) is rated at least BBB- by ~~Standard and Poor’s~~S&P, if rated by ~~Standard and Poor’s~~S&P, and at least Baa3 by ~~Moodys Investors Service, Inc, if rated by Moodys Investors Service, Inc~~Moody’s, if rated by Moody’s, or (y) if such Obligor is not rated by S&P, is rated at least Baa2 by Moody’s.

“Leverage Ratio” shall have the meaning set forth on Annex A to this Exhibit I.

“LIBO” means, for any Tranche Period, the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) providing rate quotations comparable to those currently provided on such page of such page, as determined by the Agent, or if no Purchaser Interest is held by a Financial

Exh. I-18

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Institution other than a Financial Institution in the Purchaser Group which includes SunTrust, as determined by the SunTrust Company Agent, from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the first day of the relevant Tranche Period, as the rate for dollar deposits with a maturity comparable to such Tranche Period. In the event that such rate is not available at such time for any reason, then the “LIBO” with respect to such Tranche Period shall be the rate, rounded upwards, if necessary, to the next 1/16 of 1%, at which dollar deposits of $5,000,000 and for a maturity comparable to such Tranche Period are offered by the principal London office of the Agent, or if no Purchaser Interest is held by a Financial Institution other than a Financial Institution in the Purchaser Group which includes SunTrust, are offered by SunTrust, in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Tranche Period.

“LIBO Rate” means for any Tranche Period ~~the~~ an interest rate per annum ~~equal to the sum of (i) Adjusted LIBO Rate plus (ii) the Drawn Liquidity Spread. The LIBO Rate shall be~~ (rounded upwards, if necessary, to the next ~~higher 1/16 of 1%~~ 1/100 of 1%) equal to (a) LIBO multiplied by (b) the Statutory Reserve Rate.

“Liquidity Termination Date” means ~~September 25, 2013.~~ March 6, 2015.

“Local Originator” means each of Mayfield Dairy Farms, LLC, Reiter Dairy, LLC and Verifine Dairy Products of Sheboygan, LLC.

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and that is listed on Exhibit IV.

“Loss Reserve” means the product of (i) the Net Receivables Balance and (ii) the greater of (a) the Loss Reserve Percentage and (b) 9.00%.

“Loss Reserve Percentage” means, for any Purchaser Interest on any date, an amount equal to the Stress Factor multiplied by the Loss Ratio multiplied by the Loss Horizon Ratio,

where:

Loss Ratio	=	As of the last day of any calendar month, the highest three month rolling average Loss Proxy Ratio in the most recent twelve months prior to such month.

Loss Proxy Ratio	=	As of the last day of any calendar month, (x) the sum of (i) the Outstanding Balance of all Receivables originated by Loss Proxy Reporting

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Originators as to which any payment, or part thereof, remains unpaid for more than 90 but less than 121 days from the original invoice date for such payment, (ii) the Outstanding Balance of all Receivables originated by Non-Loss Proxy Reporting Originators as to which any payment, or part thereof, remains unpaid for more than 90 days from the original invoice date for such payment, and (iii) the Outstanding Balance of all Receivables that have been written off a Seller’s book as uncollectible during such month that were less than 91 days from the original invoice date, divided by (y) the aggregate sales for the calendar month occurring three months immediately prior to such month.

Loss Proxy Reporting Originators	=	All Originators for which any Monthly Report lists the Outstanding Balance of all Receivables of such Originators as to which any payment, or part thereof, remains unpaid for more than 90 but less than 121 days from the original invoice date for such payment.

Loss Horizon Ratio	=	As of the last day of any calendar month, (x) the aggregate amount of sales for all of the Originators for the two calendar months most recently ended, divided by (y) the Net Receivables Balance as of such day.

Non-Loss Proxy Reporting Originators	=	All Originators other than the Loss Proxy Reporting Originators.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries taken as a whole, (ii) the ability of any Seller Party to perform its obligations under this Agreement or Provider to perform its obligations under any Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Maximum Available LC Commitment” means, with respect to any LC Participant at any time, an amount equal to (a) the sum of the Company Purchase Limits of the Companies in such LC Participant’s Purchaser Group minus (b) the Group Capital of such LC Participant’s Purchaser Group.

Exh. I-20

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“Maximum LC Amount” means the aggregate of each LC Amount in an amount not to exceed $300 million.

“Maximum Purchaser Interest Percentage” has the meaning specified in Section 2.6.

“Monthly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicers to the Agent pursuant to Section 8.5.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

“Nonrenewing Financial Institution” has the meaning set forth in Section 4.6(a).

“Notice Date” shall have the meaning set forth in Section 1.7(b).

“Obligations” shall have the meaning set forth in Section 2.1.

“Obligor” means a Person obligated to make payments pursuant to a Writing or Contract.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Order” shall have the meaning set forth in Section 1.16.

“Original Agreement” has the meaning set forth in the Preliminary Statements to this Agreement.

“Original Closing Date” means December 21, 2001.

“Originator” means each of the entities listed on Schedule D hereto, in their respective capacities as sellers under the Receivables Sale Agreements.

“Other LC Fees” has the meaning set forth in Section 1.7(e).

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

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“Participant” has the meaning set forth in Section 12.2.

“Participation Advance” shall have the meaning set forth in Section 1.9(c).

“Performance Undertaking” means each of (i) that certain Third Amended and Restated Performance Undertaking, dated as of March 30, 2004, by Provider in favor of Dairy Group and (ii) that certain Second Amended and Restated Dean Performance Undertaking, dated as of March 30, 2004, by Provider in favor of Dairy Group II, each substantially in the form of Exhibit XI and as each may be further amended, restated or otherwise modified from time to time.

“Periodic Report” means each Monthly Report and Weekly Report.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PNC” means PNC Bank, National Association, a national banking association.

“PNC Company” means Market Street Funding LLC, a Delaware limited liability company, together with its successors and assigns.

“Pool Company” means the JPMorgan Company, the Rabo Company and the PNC Company.

“Pooled Commercial Paper” means Commercial Paper notes of any Pool Company subject to any particular pooling arrangement by such Pool Company, but excluding Commercial Paper issued by such Pool Company for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Pool Company.

“Potential Amortization Event” means an event that, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by JPMorgan or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Pro Rata Share” means, (a) for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions in such Financial Institution’s Purchaser Group adjusted as necessary to give effect to the application of the terms of Section 4.6, and (b) for each Company, a percentage equal to (i) the Company Purchase Limit of such Company, divided by (ii) the aggregate amount of all Company Purchase Limits of all Companies hereunder.

Exh. I-22

FIFTH AMENDED AND RESTATED

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“Proposed Reduction Date” has the meaning set forth in Section 1.3.

“Provider” means Dean Foods Company, a Delaware corporation, together with its successors and assigns.

“Provider’s Rating” means the long-term senior unsecured debt rating of the Provider from each of Moody’s and S&P, as applicable.

“Purchase Limit” means $~~600,000,000,~~550,000,000, as such amount may be modified in accordance with the terms of Section 4.6(a).

“Purchase Notice” has the meaning set forth in Section 1.2.

“Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to the applicable Seller for such Purchaser Interest that shall not exceed the least of (i) the amount requested by the Administrative Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital on the applicable purchase date, immediately prior to such proposed Incremental Purchase.

“Purchaser Group” means with respect to (i) each Company, a group consisting of such Company and its Related Financial Institutions and (ii) each Financial Institution, a group consisting of such Financial Institution, the Company for which such Financial Institution is a Related Financial Institution and each other Financial Institution that is a Related Financial Institution for such Company.

“Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

        C

NRB - AR

where:

C	=	the Capital of such Purchaser Interest.

AR	=	the Aggregate Reserves.

NRB	=	the Net Receivables Balance.

Exh. I-23

FIFTH AMENDED AND RESTATED

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Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. From and after the Amortization Date, the sum of all Purchaser Interests shall equal 100%, and shall remain constant at all times thereafter until all Aggregate Unpaids shall have been paid and all Letters of Credit shall have terminated or expired.

“Purchasers” means each Company and each Financial Institution.

“Purchasing Financial Institution” has the meaning set forth in Section 12.1(b).

“Rabo Company” means Nieuw Amsterdam Receivables Corporation, a Delaware corporation, together with its successors and assigns.

“Rabobank” means Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A. “Rabobank International”, New York Branch, a Netherlands banking cooperative duly licensed under the laws of the State of New York.

“Rating Agency” means, collectively, the nationally recognized rating agency or agencies chosen by any Company to rate its respective Commercial Paper notes at any time, including, as of the date hereof, Moody~~’s Investors Service, Inc.~~’s, Fitch Ratings and ~~Standard and Poor’s Ratings Group~~S&P.

“Ratings Request” has the meaning set forth in Section 10.2.

“Rebate/Billback” means, with respect to any Receivable, any incentives provided to the Obligor thereof related to volume rebates or price incentives, the dollar amount of which is known at the time of invoice of such Receivable.

“Receivable” means all indebtedness and other obligations owed to the applicable Originator (at the time it arises, and before giving effect to any transfer or conveyance under any Receivables Sale Agreement or hereunder) or owed to any Seller (after giving effect to any transfer or conveyance under any Receivables Sale Agreement or hereunder) or in which any Seller or such Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or any Seller treats such indebtedness, rights or obligations as a separate payment obligation.

Exh. I-24

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

“Receivables Sale Agreement” means each of the Suiza Receivables Sale Agreement and the Dean Receivables Sale Agreement.

“Records” means, with respect to any Receivable, all Writings or Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Reduction Notice” has the meaning set forth in Section 1.3.

“Regulatory ~~Change~~Requirement” has the meaning set forth in Section 10.2(a).

“Reimbursement Obligation” shall have the meaning set forth in Section 1.9.

“Reinvestment” has the meaning set forth in Section 2.2.

“Related Financial Institution” means with respect to each Company, each Financial Institution set forth opposite such Company’s name in Schedule A to this Agreement and/or, in the case of an assignment pursuant to Section 12.1, set forth in the applicable Assignment Agreement.

“Related Security” means, with respect to any Receivable:

(i) all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Writing or Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(ii) all guaranties, letters of credit, insurance, “supporting obligations” (within the meaning of Section 9102(a) of the UCC of all applicable jurisdictions) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Writing or Contract related to such Receivable or otherwise,

(iii) all service contracts and other contracts and agreements associated with such Receivable,

(iv) all Records related to such Receivable,

(v) all of the applicable Seller’s right, title and interest in, to and under the Receivables Sale Agreement to which it is a party in respect of such Receivable and all of the applicable Seller’s right, title and interest in, to and under the applicable Performance Undertaking,

Exh. I-25

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

(vi) all of the applicable Seller’s right, title and interest in, to and under each Demand Note, and

(vii) all proceeds of any of the foregoing.

“Required Notice Period” means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

Aggregate Reduction	Required Notice Period
≤ $100,000,000	two Business Days
> $100,000,000 to $250,000,000	five Business Days
≥ $250,000,000	ten Business Days

“Required Purchasers” means, at any time, collectively, the Financial Institutions with Commitments in excess of 66-2/3% of the aggregate Commitments and the Companies with Company Purchase Limits in excess of 66-2/3% of the aggregate amount of all Company Purchase Limits of all Companies hereunder.

“Required Rating” has the meaning set forth in Section 10.2.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock or other equity interest of any Seller now or hereafter outstanding, except a dividend or distribution payable solely in shares of that class of stock or equity interest or in any junior class of stock or other junior equity interest of such Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock or other equity interest of any Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreements), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock or other equity interest of any Seller now or hereafter outstanding, and (v) any payment of management fees by any Seller (except for reasonable management fees to the Originators or their respective Affiliates in reimbursement of actual management services performed).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

Exh. I-26

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at: http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

“Sanctioned Person” means (i) a person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” has the meaning set forth in the preamble to this Agreement.

“Servicer” means at any time any Person or Persons (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

“Servicing Fee” has the meaning set forth in Section 8.6.

“Settlement Date” means (A) the 5th Business Day of each month, (B) the last day of the relevant CP (Tranche) Accrual Period in respect of each Purchaser Interest held by the any Pool Company (other than any Purchaser Interest funded substantially with Pooled Commercial Paper) and (C) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions (other than any Purchaser Interest held by a Financial Institution in the Purchaser Group which includes SunTrust).

“Settlement Period” means (A) in respect of each Purchaser Interest of each Pool Company that is funded substantially with Pooled Commercial Paper, the immediately preceding CP (Pool) Accrual Period, (B) in respect of each other Purchaser Interest of any Pool Company, the entire CP (Tranche) Accrual Period of such Purchaser Interest and (C) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Agent is subject with respect to the ~~Adjusted~~ LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve percentages shall include those imposed pursuant to such Regulation D. Any Tranche Period funded based upon the ~~Adjusted~~ LIBO Rate shall be

Exh. I-27

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time for any Financial Institution or its assignee under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stress Factor” means a factor of 2.25 times.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Suiza Dairy” means Suiza Dairy Group, LLC, a Delaware limited liability company.

“Suiza Receivables Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement, dated as of December 21, 2001, among Country Fresh, LLC, Land-O-Sun Dairies, LLC, Morningstar Receivables Corp., Southern Foods Group, L.P., Dean Northeast, LLC, Tuscan/Lehigh Dairies, L.P., Tuscan/Lehigh Management, L.L.C., Alta-Dena Holdings, Inc., Alta-Dena Certified Dairy, Inc., Berkeley Farms, Inc., Creamland Dairies, Inc., Dean Foods Company of Indiana, Inc., Dean Milk Company, Inc., Dean Foods North Central, Inc., Dean Foods Ice Cream Company, Dean Foods Company of California, Inc., Dean Dairy Products Company, Grandy’s Dairies, Inc., Liberty Dairy Company, Mayfield Dairy Farms, Inc., McArthur Dairy, Inc., Meadow Brook Dairy Company, Purity Dairies, Incorporated, Reiter Dairy, Inc., Ryan Foods North Central, Inc., Ryan Foods Company, LLC, T.G. Lee Foods, Inc., Verifine Dairy Products Corporation of Sheboygan, Inc. and Dairy Group, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“SunTrust” means SunTrust Bank, a Georgia banking corporation.

“SunTrust Company” means SunTrust Bank, a Georgia banking corporation.

“SunTrust Company Agent” means SunTrust ~~Robinson Humphrey, Inc., a Tennessee corporation~~, together with its successors and assigns.

“Terminating Commitment Amount” means, with respect to any Terminating Financial Institution, an amount equal to the Commitment (without giving effect to any reduction to such Commitment pursuant to Section 4.6(a)) of such Terminating Financial Institution~~, minus, an amount equal to 2% of such Commitment~~.

Exh. I-28

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

“Terminating Commitment Availability” means, with respect to any Terminating Financial Institution, the positive difference (if any) between (a) an amount equal to the Commitment (without giving effect to any reduction to such Commitment pursuant to Section 4.6(a)) of such Terminating Financial Institution, ~~minus, an amount equal to 2% of such Commitment~~ minus (b) the Capital of the Purchaser Interests funded by such Terminating Financial Institution.

“Terminating CP Tranche” has the meaning set forth in Section 3.4(b).

“Terminating Financial Institution” has the meaning set forth in Section 4.6(a).

“Terminating Tranche” has the meaning set forth in Section 4.3(b).

“Termination Date” means, with respect to a Terminating Financial Institution and, if applicable, each Company in such Terminating Financial Institution’s Purchaser Group, the date on which such Terminating Financial Institution became a Non-Renewing Financial Institution or, in the case of Section 9.2, the date such Financial Institution terminates its Commitment in accordance therewith.

“Termination Percentage” has the meaning set forth in Section 2.2.

“Top Twenty-Five Obligors” means, of all Obligors of Receivables, the twenty-five Obligors having the highest aggregate outstanding balances of all Receivables as of ~~the immediately preceding April 2,~~April 2 and October 2 of each calendar year, provided that until the first occurrence of such date after the date hereof, the Top Twenty-Five Obligors shall be those Obligors listed on Schedule F.

“Tranche Period” means~~, with respect to any Purchaser Interest held by a Financial Institution~~:

(1) with respect to any Purchaser Interest held by a Financial Institution in the Purchaser Group which includes SunTrust, each calendar month, or such other period as may be mutually agreeable to the applicable Financial Institution and the Administrative Seller; or

(2) with respect to any Purchaser Interest held by a Financial Institution in any other Purchaser Group:

(a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Financial Institution and the Administrative Seller, commencing on a Business Day selected by the Administrative Seller or the applicable Financial Institution pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month that corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

Exh. I-29

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

(b) if Yield for such Purchaser Interest or is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by the Administrative Seller and agreed to by the applicable Financial Institution, provided no such period shall exceed one month.

If any Tranche Period would end on a day that is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest that commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period that commences after the Amortization Date shall be of such duration as selected by the applicable Financial Institution.

“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, each Receivables Sale Agreement, each Collection Account Agreement, each Performance Undertaking, the Intercreditor Agreement, the Fee Letters, the Demand Notes, the Subordinated Notes (as defined in each Receivables Sale Agreement), each Letter of Credit and all other instruments, documents and agreements executed and delivered in connection herewith.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unrated Obligor” means each Obligor other than a Level 1 Rated Obligor, Level 2 Rated Obligor or a Level 3 Rated Obligor.

“Weekly Report” means an abbreviated Monthly Report in a form reasonably acceptable to the Agent with respect to and as of the end of the immediately preceding calendar week.

“Writing” means, with respect to any Receivable, any and all instruments, invoices, purchase orders or other writings (which may be electronic) (other than Contracts) pursuant to which such Receivable arises or that evidences such Receivable.

“Yield” means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of (a) the sum of (i) the applicable Discount Rate for each Purchaser Interest and (ii) the Drawn Liquidity Spread, multiplied by (b) the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis~~.~~; provided, with respect to any

Exh. I-30

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

Purchaser Interest held by a Financial Institution in the Purchaser Group which includes SunTrust, “Yield” shall be calculated without giving effect to clause (a)(ii) of the definition thereof if no other Purchaser Interest during such Tranche Period is held by a Financial Institution in any other Purchaser Group.

“Yield and Servicer Reserve” means, on any date, an amount equal to~~,~~ the greater of (i) ~~1.25~~1.00% of the Net Receivables Balance as of the close of business on such date~~, or~~ and (ii) the sum of (x) ~~(~~(LIBO plus the Drawn Liquidity Spread on such date) multiplied by the ADSO Reserve on such date) divided by ~~360,~~360 and (y) (the Servicing Fee multiplied by ADSO Reserve) divided by ~~360.~~360

~~where:~~Where:

~~ADSO~~	~~=~~	~~As of the last day of each calendar month, the highest three consecutive month average Days Sales Outstanding during the most recent twelve months preceding the last day of such calendar month.~~

~~ADSO Reserve~~	~~=~~	~~ADSO multiplied by the Stress Factor.~~

ADSO	=	As of the last day of each calendar month, the highest three consecutive month average Days Sales Outstanding during the most recent twelve months preceding the last day of such calendar month

ADSO Reserve	=	ADSO multiplied by the Stress Factor

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

Exh. I-31

Annex A to Exhibit I

Financial Covenant Definitions

***Capitalized terms used in this Annex A and not otherwise defined herein shall have the respective meanings set forth therefor in the Dean Credit Agreement***

“Attributed Principal Amount” means, on any day, with respect to any Permitted Receivables Financing entered into by any Loan Party, the aggregate amount (with respect to any such transaction, the “Invested Amount”) paid to, or borrowed by, such Person as of such date under such Permitted Receivables Financing, minus the aggregate amount received by the applicable Receivables Financier and applied to the reduction of the Invested Amount under such Permitted Receivables Financing.

“Consolidated EBITDA” means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes, (C) depreciation, amortization expense and other noncash expenses (except any such expense that requires accrual of a reserve for anticipated future cash payments for any period), (D) pro forma cost savings add-backs resulting from non-recurring charges related to acquisitions to the extent permitted hereunder, as permitted pursuant to Regulation S-X of the Securities Exchange Act of 1934 or as approved by the Agent, and (E) other adjustments to Consolidated EBITDA reasonably acceptable to the Agent. Except as otherwise provided herein, the applicable period shall be for the four (4) consecutive quarters ending as of the date of computation. Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Permitted Acquisition, relevant sale or disposition or any designation or change of any of the Borrower’s Subsidiaries’ status as a Restricted Subsidiary or an Unrestricted Subsidiary effected during such period.

“Consolidated Funded Indebtedness” means, at any date, the aggregate principal amount of all Funded Indebtedness of the Borrower and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, all interest expense of the Borrower and its Restricted Subsidiaries, including the interest component under Capital Leases and the implied interest component under Permitted Receivables Financings, minus interest income for such period, in each case as determined in accordance with GAAP. Except as otherwise provided herein, the applicable period shall be for the four (4) consecutive quarters ending as of the date of computation.

“Consolidated Senior Secured Indebtedness” means, at any date, Consolidated Funded Indebtedness that is secured by a Lien on any assets of the Borrower or any of its Restricted Subsidiaries.

Annex A to Exhibit I-1

“Consolidated Net Income” means, for any period, net income (excluding extraordinary items) after taxes for such period of the Borrower and its Restricted Subsidiaries on a consolidated basis, as determined in accordance with GAAP. Except as otherwise provided herein, the applicable period shall be for the four (4) consecutive quarters ending as of the date of computation.

“Funded Indebtedness” means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than (i) Indebtedness of the types referred to in clauses (e), (g), (i) and (m) of the definition of “Indebtedness” and (ii) Indebtedness referred to in clause (j) of such definition except to the extent such Indebtedness consists of unpaid reimbursement obligations in respect of drawn amounts under letters of credit or bankers’ acceptance facilities, (b) all Funded Indebtedness of others of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Funded Indebtedness of the type referred to in clause (a) above of another Person and (d) Funded Indebtedness of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto. For purposes hereof, the definition of “Funded Indebtedness” shall exclude any Indebtedness under the Contingent Subordinated Obligation until such time as the Borrower is required to make a cash payment thereunder.

“Hybrid Equity Securities” means any securities issued by the Borrower any Subsidiary or a financing vehicle of the Borrower or any Subsidiary that (i) are classified as possessing a minimum of “intermediate equity content” by ~~Standard & Poor’s~~S&P and Basket C equity credit by Moody~~’s Investor Service, Inc.~~’s and (ii) other than solely through the issuance of Equity Interests, (A) require no repayments or prepayments and no redemptions, repurchases, sinking fund payments or defeasement and (B) do not otherwise provide for (1) any obligations thereunder or in connection therewith to become due prior to their scheduled maturity or (2) an ability (with or without the giving of notice, the lapse of time or both) for the holder or holders of any such securities or any trustee or agent on its or their behalf to cause any such obligations to become due, in each case, prior to at least 91 days after the 2017 Tranche B Maturity Date.

“Indebtedness” of any Person means, without duplication, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of assets or services purchased by such Person (other than trade debt incurred in the ordinary course

Annex A to Exhibit I-2

of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Swap Agreements, (j) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Equity Interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, accounts receivable securitization program, off-balance sheet loan or similar off-balance sheet financing product, including without limitation, the outstanding Attributed Principal Amount under any Permitted Receivables Financing, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

“Interest Coverage Ratio” means, the ratio, determined as of the end of each of fiscal quarter of the Borrower for the most-recently ended four fiscal quarters, of (a) Consolidated EBITDA to (b) Consolidated Interest Expense paid or payable in cash, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP. Solely for the purposes of calculating the Interest Coverage Ratio to determine whether an Amortization Event has occurred pursuant to Section 9.1(n), Consolidated EBITDA will be adjusted to (i) add an amount which, in the determination of Consolidated Net Income for the applicable period, has been deducted for (A) non-cash losses from foreign exchange translation adjustments or Swap Agreements during such period and (B) the fees, costs and expenses paid to third parties during such period that directly arise out of and are incurred in order to consummate acquisitions, investments, dispositions and the incurrence or early extinguishment of Indebtedness to the extent such items were subject to capitalization prior to the effectiveness of Financial Accounting Standards Board Statement No. 141R “Business Combinations” but are required under such statement to be expensed currently and (ii) subtract an amount which, in the determination of Consolidated Net Income for the applicable period, has been added for non-cash gains from foreign exchange translation adjustments or Swap Agreements during such period.

“Leverage Ratio” means, on any date, the ratio of (a) Consolidated Funded Indebtedness on such date, minus unrestricted cash in an aggregate amount not to exceed $100,000,000 to the extent held by the Borrower and the Restricted Subsidiaries on a consolidated basis on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such

Annex A to Exhibit I-3

date). Solely for the purposes of calculating the Leverage Ratio to determine whether an Amortization Event has occurred pursuant to Section 9.1(o), (1) Consolidated Funded Indebtedness shall exclude Hybrid Equity Securities issued by the Borrower or any Subsidiary and (2) Consolidated EBITDA will be adjusted to (i) add an amount which, in the determination of Consolidated Net Income for the applicable period, has been deducted for (A) non-cash losses from foreign exchange translation adjustments or Swap Agreements during such period and (B) the fees, costs and expenses paid to third parties during such period that directly arise out of and are incurred in order to consummate acquisitions, investments, dispositions and the incurrence or early extinguishment of Indebtedness to the extent such items were subject to capitalization prior to the effectiveness of Financial Accounting Standards Board Statement No. 141R “Business Combinations” but are required under such statement to be expensed currently and (ii) subtract an amount which, in the determination of Consolidated Net Income for the applicable period, has been added for non-cash gains from foreign exchange translation adjustments or Swap Agreements during such period.

“Permitted Receivables Financing” means any one or more receivables financings in which (a) any Loan Party or any Restricted Subsidiary (i) sells (as determined in accordance with GAAP) any accounts (as defined in the Uniform Commercial Code as in effect in the State of New York), payment intangibles (as defined in the Uniform Commercial Code as in effect in the State of New York), notes receivable, rights to future lease payments or residuals (collectively, together with certain property relating thereto and the right to collections thereon, being the “Transferred Assets”) to any Person that is not a Subsidiary or Affiliate of the Borrower (with respect to any such transaction, the “Receivables Financier”), (ii) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets and/or (iii) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier or (b) any Loan Party or any Restricted Subsidiary sells, conveys or otherwise contributes any Transferred Assets to a Receivables Financing SPC, which Receivables Financing SPC then (i) sells (as determined in accordance with GAAP) any such Transferred Assets (or an interest therein) to any Receivables Financier, (ii) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets or (iii) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier; provided that (A) the aggregate Attributed Principal Amount for all such financings shall not at any time exceed $600,000,000 and (B) such financings shall not involve any recourse to any Loan Party or any Restricted Subsidiary for any reason other than (x) repurchases of non-eligible assets or (y) indemnifications for losses other than credit losses related to the Transferred Assets.

“Receivables Financing SPC” means, in respect of any Permitted Receivables Financing, any Subsidiary or Affiliate of the Borrower to which any Loan Party sells, contributes or otherwise conveys Transferred Assets in connection with such Permitted Receivables Financing and each general partner of any such Subsidiary or Affiliate.

Annex A to Exhibit I-4

“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Senior Secured Indebtedness on such date, minus unrestricted cash in an aggregate amount not to exceed $100,000,000 to the extent held by the Borrower and the Restricted Subsidiaries on a consolidated basis on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date). Solely for the purposes of calculating the Senior Secured Leverage Ratio to determine whether an Amortization Event has occurred pursuant to Section 9.1(q), Consolidated EBITDA will be adjusted to (i) add an amount which, in the determination of Consolidated Net Income for the applicable period, has been deducted for (A) non-cash losses from foreign exchange translation adjustments or Swap Agreements during such period and (B) the fees, costs and expenses paid to third parties during such period that directly arise out of and are incurred in order to consummate acquisitions, investments, dispositions and the incurrence or early extinguishment of Indebtedness to the extent such items were subject to capitalization prior to the effectiveness of Financial Accounting Standards Board Statement No. 141R “Business Combinations” but are required under such statement to be expensed currently and (ii) subtract an amount which, in the determination of Consolidated Net Income for the applicable period, has been added for non-cash gains from foreign exchange translation adjustments or Swap Agreements during such period.

Annex A to Exhibit I-5